DAKOTA TERRITORY RESOURCE CORP.

(FOR NON-U.S. AND U.S. SUBSCRIBERS)

HAVE YOU COMPLETED THIS SUBSCRIPTION AGREEMENT PROPERLY?

The following items in this Subscription Agreement (as defined herein) must be completed. Please initial each box.

All Subscribers

[ ]	All Subscribers (as defined herein) must complete the information in the boxes on pages 2 and 3.

[ ]	All Subscribers must sign the execution page of this Subscription Agreement on page 2.

[ ]	All Subscribers must wire the appropriate funds to the wire transfer instructions contained in Schedule “F”.

Non-U.S. Subscribers

[ ]

Subscribers relying on the “Accredited Investor” exemption under Section 2.3 of NI 45-106 (as defined herein) (except those that are not resident in a province of Canada and not otherwise subject to Canadian Securities Laws (as defined herein)) must complete the Canadian Accredited Investor Status Certificate in Schedule “B”, indicating which category is applicable and sign on page B-5.

[ ]

Subscribers relying on categories (j), (k) or (l) of the “Accredited Investor” exemption (and that do not meet the higher financial asset threshold set out in category (j.1) of Schedule “B”) must complete Exhibit “I” to Schedule “B” and sign on page B-7.

[ ]	Subscribers resident outside of Canada and the United States (as defined herein) must complete Schedule “C”.

U.S. Subscribers

[ ]

Subscribers who are in the United States, a U.S. Person (as defined herein) or purchasing securities for the account or benefit of a person or persons that is/are in the United States or U.S. Persons must complete the U.S. Accredited Investor Certificate in Schedule “D”.

Return this executed Subscription Agreement and all applicable Schedules to:

Return by:	Return to:
June 30, 2021	Dakota Territory Resource Corp.
Email: dcherniak@gold-sd.com

together with payment as described herein in the aggregate Subscription Amount set out on the following page, or in such other manner as may be provided for by the Corporation (as defined herein).

DAKOTA TERRITORY RESOURCE CORP.

NON-BROKERED SUBSCRIPTION AGREEMENT FOR COMMON STOCK

TO: DAKOTA TERRITORY RESOURCE CORP. (THE “CORPORATION”), A NEVADA CORPORATION

The undersigned, on its own behalf and, if applicable, on behalf of a Disclosed Principal (as defined herein) for whom it is acting hereunder (the “Subscriber”), hereby irrevocably subscribes for and agrees to purchase that number of shares of common stock of the Corporation, par value $0.001 per share ( “Common Stock”) set out below at a price of US$4.50 per share of Common Stock (the “Subscription Price”). The Subscriber agrees to be bound by the terms and conditions set forth in the attached “Terms and Conditions of Subscription for Common Stock”, including, without limitation, the terms, representations, warranties, covenants, certifications and acknowledgements set forth in the applicable Schedules attached thereto. The Subscriber further agrees, without limitation, that the Corporation may rely upon the Subscriber’s representations, warranties, covenants, certifications and acknowledgments contained in such documents.

SUBSCRIPTION AND SUBSCRIBER INFORMATION

Please print all information (other than signatures), as applicable, in the space provided below

Subscriber Information and Signature

Number of Shares:
(Name of Subscriber)
=
By:	Aggregate Subscription Price:	US$
Authorized Signature		(the “Subscription Amount”)

For Canadian Subscribers Only:
(Official Capacity or Title – if the Subscriber is not an individual)

If the Subscriber is signing as agent or trustee for a principal (a “Disclosed Principal”) and is not purchasing as trustee or agent for accounts fully managed by it, so as to be deemed to be purchasing as principal pursuant to NI 45-106 complete the following:

(Name of individual whose signature appears above if different than the name of the Subscriber printed above.)

(Subscriber’s Residential Address, including Municipality and Province/State)		(Name of Disclosed Principal)

(Tax Identification Number)		(Residential Address of Disclosed Principal)

(Subscriber’s Telephone Number)		(Telephone Number of Disclosed Principal)

(Email Address)		(Account Reference, if applicable)

It is anticipated that the securities purchased hereunder will be issued through electronic delivery by the Corporation of certificates representing the Common Stock or delivery by the Corporation of such other evidence of issue of the Common Stock as the Corporation may permit.

The Subscriber hereby provides the following registration and delivery instructions in connection with the electronic settlement of the Common Stock being purchased hereunder.

2

Account Registration Information:	Delivery Instructions:

(Name)	(Name)

(Account Reference, if applicable)	(Account Reference, if applicable)

(Address, including Postal / Zip Code)	(Address, including Postal / Zip Code)

(Telephone Number)

(Contact Name)

Number and kind of securities of the Corporation held, directly	For Canadian Subscribers Only:
or indirectly, or over which control or direction is exercised by	State whether Subscriber is an Insider of the
the Subscriber, if any:	Corporation (as such term is defined in the
Securities Act (Ontario)):

Yes [ ] No [ ]

State whether Subscriber is a Registrant (as such
term is defined in the Securities Act (Ontario)):

Yes [ ] No [ ]

Execution by the Subscriber above shall constitute an irrevocable offer and agreement by the Subscriber to subscribe for the securities described herein on the terms and conditions herein set out. The Corporation shall be entitled to rely on the delivery of a PDF or facsimile copy of this subscription or a copy delivered by other electronic means, and acceptance by the Corporation of such PDF, facsimile or copy delivered by other electronic means shall be legally effective to create a valid and binding agreement between the Subscriber and the Corporation in accordance with the terms and conditions hereof.

3

TERMS AND CONDITIONS OF SUBSCRIPTION FOR COMMON STOCK

ARTICLE 1

INTERPRETATION

1.1 Definitions. Whenever used in this Subscription Agreement, unless there is something in the subject matter or context inconsistent therewith, the following words and phrases shall have the respective meanings ascribed to them as follows:

“affiliate” and “distribution” have the respective meanings ascribed to them in the Securities Act (Ontario).

“Business Day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Canadian Accredited Investor Status Certificate” has the meaning ascribed to such term in Section 4.2(b)(i).

“Canadian Securities Laws” means, collectively, all Securities Laws of each of the provinces of Canada.

“Common Stock” has the meaning ascribed to such term in Section 3.1.

“Closing” has the meaning ascribed to such term in Section 4.1.

“Closing Date” has the meaning ascribed to such term in Section 4.1.

“Closing Time” has the meaning ascribed to such term in Section 4.1.

“Control Person” means any person that holds or is one of a combination of persons that holds (i) a sufficient number of any of the securities of an Corporation so as to affect materially the control of the Corporation, or (ii) more than 20% of the outstanding voting securities of an Corporation except where there is evidence showing that the holding of those securities does not affect materially the control of the Corporation.

“Corporation” means Dakota Territory Resource Corp., a Nevada corporation, and includes any successor corporation to or of the Corporation.

“Disclosed Principal” has the meaning ascribed to such term on page 2 of this Subscription Agreement.

“Governmental Authority” means any government, parliament, legislature, or any regulatory authority, agency, commission or board of any government, parliament or legislature, or any court or (without limitation to the foregoing) any other law, regulation or rule-making entity (including, without limitation, any stock exchange, securities regulatory authority, central bank, fiscal or monetary authority or authority regulating banks), having jurisdiction in the relevant circumstances.

“including” means including without limitation.

“Merger Agreement” means the Agreement and Plan of Merger by and among the Corporation, JR Resources Corp. and the other parties named therein, attached hereto as Schedule “A”.

“NI 45-106” means National Instrument 45-106 – Prospectus Exemptions of the Canadian Securities Administrators.

“Offering” has the meaning ascribed to such term in Section 3.3.

“Person” includes any individual (whether acting as an executor, trustee administrator, legal representative or otherwise), corporation, firm, partnership, sole proprietorship, syndicate, joint venture, trustee, trust, unincorporated organization or association, and pronouns have a similar extended meaning.

“Personal Information” means any information about a Person (whether an individual or otherwise) and, with respect to the Subscriber, includes information contained in this Subscription Agreement and the Schedules incorporated by reference herein.

“Registrant” means a dealer, adviser, investment fund manager, an ultimate designated person or chief compliance officer as those terms are used pursuant to Canadian Securities Laws, or a person registered or otherwise required to be registered under Canadian Securities Laws.

“Regulation D” means Regulation D under the U.S. Securities Act.

4

“Regulation S” means Regulation S under the U.S. Securities Act.

“Securities Laws” means, as applicable, the securities laws, regulations, rules, rulings and orders in each of the Selling Jurisdictions, the applicable policy statements, notices, blanket rulings, orders and all other regulatory instruments of the securities regulators in each of the Selling Jurisdictions.

“Selling Jurisdictions” means all provinces of Canada, pursuant to prospectus exemptions under NI 45-106 and pursuant to the exclusion from the registration requirements of the U.S. Securities Act afforded by Rule 903 of Regulation S; the United States pursuant to Rule 506(b) of Regulation D to U.S. Accredited Investors; and outside of Canada and the United States pursuant to the exclusion from the registration requirements of the U.S. Securities Act afforded by Rule 903 of Regulation S on a private placement or equivalent basis in accordance with applicable laws and provided that any such laws permit offers and sales of the Common Stock without any obligation on the part of the Corporation to prepare or file any registration statement, prospectus or other disclosure document and without triggering any disclosure obligations or submission to the jurisdiction on the part of the Corporation, or as mutually agreed upon by the Corporation.

“Subscriber” means the subscriber for the Common Stock as set out on page 2 of this Subscription Agreement and includes, as applicable, each Disclosed Principal for whom it is acting.

“Subscription Agreement” means this subscription agreement (including any Schedules hereto) and any instrument amending this Subscription Agreement; “hereof”, “hereto”, “hereunder”, “herein” and similar expressions mean and refer to this Subscription Agreement and not to a particular Article or Section; and the expression “Article” or “Section” followed by a number means and refers to the specified Article or Section of this Subscription Agreement.

“Subscription Amount” has the meaning ascribed to such term on page 2 of this Subscription Agreement.

“Subscription Price” has the meaning ascribed to such term on page 2 of this Subscription Agreement.

“United States” means the United States of America, its territories and possessions, any State of the United States and the District of Columbia.

“U.S. Accredited Investor” means an “accredited investor” as defined in Rule 501(a) of Regulation D.

“U.S. Person” means a “U.S. person” as such term is defined in Rule 902(k) of Regulation S.

“U.S. Securities Act” means the United States Securities Act of 1933, as amended.

“U.S. Subscriber” means a Subscriber of Common Stock who was, at the time of purchase (a) a U.S. Person, (b) any person purchasing the Common Stock on behalf of, or for the account or benefit of, any U.S. Person or any person in the United States, (c) any person who receives or received an offer to acquire such Common Stock while in the United States, or (d) any person who was in the United States at the time such person’s buy order was made or the Subscription Agreement pursuant to which such Common Stock were acquired was executed or delivered.

1.2 Gender and Number. Words importing the singular number only shall include the plural and vice versa, words importing the masculine gender shall include the feminine gender and words importing persons shall include firms and corporations and vice versa.

1.3 Currency. Unless otherwise specified, all dollar amounts in this Subscription Agreement and the Schedules, including the symbol “US$”, are expressed in United States dollars.

1.4 Subdivisions and Headings. The division of this Subscription Agreement into Articles, Sections, Schedules and other subdivisions and the inclusion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Subscription Agreement. The headings in this Subscription Agreement are not intended to be full or precise descriptions of the text to which they refer. Unless something in the subject matter or context is inconsistent therewith, references herein to an Article, Section, Subsection, paragraph, clause or Schedule are to the applicable article, section, subsection, paragraph, clause or schedule of this Subscription Agreement.

5

ARTICLE 2

SCHEDULES

2.1 Description of Schedules. The following are the Schedules attached to and incorporated in this Subscription Agreement by reference and deemed to be a part hereof:

Schedule “A”	Merger Agreement
Schedule “B”	Canadian Accredited Investor Status Certificate
Schedule “C”	International Jurisdiction Certificate
Schedule “D”	U.S. Accredited Investor Certificate
Schedule “E”	Contact Information for Canadian Securities Commissions
Schedule “F”	Funds Transfer Instructions

ARTICLE 3

SUBSCRIPTION FOR COMMON STOCK

3.1 Subscription for Common Stock. The Subscriber hereby confirms its irrevocable subscription for and offer to purchase from the Corporation that number of shares of Common Stock indicated on page 2 of this Subscription Agreement, on and subject to the terms and conditions set out in this Subscription Agreement, for the Subscription Amount which is payable as described in Article 4 hereto.

THE SUBSCRIBER ACKNOWLEDGES THAT ALL SHARES OF COMMON STOCK ISSUED PURSUANT TO THIS SUBSCRIPTION AGREEMENT WILL BEAR THE FOLLOWING U.S. RESTRICTIVE LEGEND:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER. HEDGING TRANSACTIONS INVOLVING SUCH SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE U.S. SECURITIES ACT.”

3.2 Acceptance and Rejection of Subscription by the Corporation. The Subscriber acknowledges and agrees that the Corporation reserves the right, in its absolute discretion, to reject this subscription for Common Stock, in whole or in part, at any time prior to the Closing Time. The Corporation will be deemed to have accepted this offer upon the Corporation’s execution of the acceptance form of this Subscription Agreement and the delivery (or deposit) of the Common Stock purchased hereunder (if any) in accordance with the provisions of this Subscription Agreement. If this subscription is rejected in whole, any payment delivered by the Subscriber to the Corporation representing the Subscription Amount pursuant to this Subscription Agreement, will be promptly returned to the Subscriber without interest or deduction. If this subscription is accepted only in part, a cheque representing any refund of the Subscription Amount for that portion of the subscription for the Common Stock which is not accepted will be promptly returned to the Subscriber by the Corporation without interest or deduction.

3.3 Offering. The Subscriber, on its own behalf and, if applicable, on behalf of a Disclosed Principal for whom it is acting hereunder, hereby acknowledges that the shares of Common Stock subscribed to hereunder form part of an offering of up to 5,555,556 shares of Common Stock for aggregate gross proceeds of up to approximately US$25,000,000 directly by the Corporation, to be issued and sold by the Corporation pursuant to the Subscription Agreement (the “Offering”);

On the Closing Date, the gross proceeds raised in connection with the Offering (collectively, the “Subscription Proceeds”) will be delivered to the Corporation to the account specified in Schedule “F” hereto.

6

ARTICLE 4

CLOSING

4.4 Closing. Delivery and sale of the Common Stock and payment of the aggregate Subscription Amount will be completed (the “Closing”) at the offices of the Corporation’s Canadian counsel, Skadden, Arps, Slate, Meagher & Flom LLP, in New York City, New York at 9:00 a.m. (New York time) (the “Closing Time”) on or about June 30, 2021, or such other place or date or time as the Corporation may permit (the “Closing Date”) and for greater clarity, there may be more than one closing date. If on or prior to the Closing Time, the terms and conditions contained in this Subscription Agreement have been complied with to the satisfaction of the Corporation or waived by the Corporation, the Subscriber shall deliver to the Corporation a completed Subscription Agreement and payment of the aggregate Subscription Amount for the Common Stock purchased, against electronic delivery by the Corporation of certificates representing the Common Stock or delivery by the Corporation of such other evidence of issue of the Common Stock as the Corporation may permit, and such other documentation as may be required pursuant to this Subscription Agreement. The Subscriber will take up, purchase and pay for the Common Stock purchased hereunder at the Closing upon acceptance of this offer by the Corporation.

If, prior to the Closing Time, the terms and conditions contained in this Subscription Agreement (other than the delivery by the Corporation of Common Stock) have not been complied with to the satisfaction of the Corporation, or waived by the relevant party, the Corporation and the Subscriber will have no further obligations under this Subscription Agreement.

It is anticipated that the securities purchased hereunder will be issued through book entry or such other electronic means as the Corporation may in its discretion determine on the Closing Date.

4.5 Conditions of Closing. The Subscriber acknowledges and agrees that the Corporation is relying on the truth of the representations and warranties of the Subscriber contained in this Subscription Agreement as of the date of this Subscription Agreement, and as of the Closing Time as if made at and as of the Closing Time, and the fulfillment of the following additional conditions prior to the Closing Time:

(a)on or about June 30, 2021,

(i)the Subscriber having delivered a properly completed and signed Subscription Agreement (including all applicable Schedules hereto) to the Corporation at the address below, and having made payment arrangements for the Subscription Amount in a manner acceptable to the Corporation:

Dakota Territory Resource Corp.

E-mail: dcherniak@gold-sd.com

(ii)if the Subscriber is resident of Canada or otherwise subject to Canadian Securities Laws, the Subscriber having properly completed, signed and delivered (A) Schedule “B” (the Canadian Accredited Investor Status Certificate) attached hereto, and (B) Exhibit “I” to Schedule “B” if subscribing under categories (j), (k) or (l) of the Canadian Accredited Investor Status Certificate;

(iii)if the Subscriber is resident outside of Canada and the United States, the Subscriber having properly completed, signed and delivered Schedule “C” (the International Jurisdiction Certificate) attached hereto; and

(iv)if the Subscriber is a U.S. Subscriber, the Subscriber having property completed, signed and delivered Schedule “D” (the U.S. Accredited Investor Certificate) attached hereto;

(b)the Subscriber having executed and returned to the Corporation, at the Corporation’s request, all other documents as may be required by the Securities Laws for delivery by the Corporation on behalf of the Subscriber;

(c)the Corporation having obtained all necessary approvals and consents in respect of the Offering; and

(d)the issue and sale of the Common Stock being exempt from the requirement to file a prospectus and the requirement to deliver an offering memorandum or similar disclosure document under applicable securities legislation relating to the sale of the Common Stock, or the Corporation having received such orders, consents or approvals as may be required to permit such sale without the requirement to file a prospectus or registration statement or deliver an offering memorandum.

7

ARTICLE 5

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE CORPORATION

5.1 Representations, Warranties and Covenants of the Corporation. The Corporation represents and warrants to Subscriber as follows:

(a)The Corporation is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, has all requisite power and authority to execute and deliver this Subscription Agreement, to issue and sell the Common Stock, to carry out the provisions of the Subscription Agreement, and to conduct its business and activities as they are now being conducted.

(b)This Subscription Agreement is a legal, valid, and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, or other similar laws of general application or by general principles of equity.

(c)The shares of Common Stock that are being purchased by Subscriber, when issued, sold and delivered in accordance with the terms of this Subscription Agreement, upon the Corporation’s receipt of the Subscription Amount, will be duly and validly issued, and will be free of restrictions on transfer other than restrictions on transfer under this Subscription Agreement and applicable Canadian and United States state and federal securities laws.

(d)To the Corporation’s knowledge, the operations of the Corporation are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of money laundering statutes, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any government or Governmental Authority (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or Governmental Authority or any arbitrator involving the Corporation or any Subsidiary with respect to the Money Laundering Laws is pending, or to the knowledge of the Issuer is threatened.

(e)The Corporation has conducted and is conducting its business in compliance in all material respects with all applicable laws and regulations of each jurisdiction in which it carries on business or holds assets (including all applicable federal, state, municipal and local environmental anti-pollution and licensing laws, regulations and other lawful requirements of any governmental or regulatory body, including all Governmental Authorities), holds all permits, licenses and like authorizations necessary for it to carry on its business in each jurisdiction where such business is carried on that are material to the conduct of the business of the Corporation.

(f)There is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or, to the Corporation’s knowledge, currently threatened against the Corporation. The Corporation is not a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

ARTICLE 6

ACKNOWLEDGEMENTS, REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SUBSCRIBER

6.1 Acknowledgements, Representations, Warranties and Covenants of the Subscriber. The Subscriber, on its own behalf and, if applicable, on behalf of a Disclosed Principal for whom it is acting hereunder, hereby acknowledges, represents and warrants to, and covenants with, the Corporation as follows and acknowledges that the Corporation is relying on such acknowledgements, representations, warranties and covenants in connection with the transactions contemplated herein:

(a)The Subscriber confirms that it:

(i)has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of its investment in the Common Stock, including the potential loss of its entire investment;

(ii)is aware of the characteristics of the Common Stock and understands the risks relating to an investment therein; and

(iii)is able to bear the economic risk of loss of its investment in the Common Stock.

8

(b)The Subscriber confirms that it has reviewed the Merger Agreement and has had the opportunity to consult with its tax, legal and other advisors with respect to the merits and risks of the transactions described therein (the “Transactions”). The Subscriber agrees and acknowledges that the consummation of the Transactions is not a condition to the Closing, and that the Transactions are subject to the conditions (including stockholder approval) set forth in the Merger Agreement, which may be amended without the consent of the Subscriber, and that if the Transactions are not consummated, the Subscriber will not receive any refund or reimbursement of its Subscription Amount, and may not be able to sell the shares of Common Stock at or above the Subscription Price, or at all.

(c)The Subscriber acknowledges that the Common Stock was not offered to such Subscriber by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which such Subscriber was invited by any of the foregoing means of communications.

(d)The Subscriber is resident, or if not an individual has its head office, in the jurisdiction set out on page 2 of this Subscription Agreement and intends that the Securities Laws of that jurisdiction govern the Subscriber’s subscription. Such address was not created and is not used solely for the purpose of acquiring the Common Stock and the Subscriber was solicited to purchase in only such jurisdiction.

(e)If the Subscriber is not a Person resident in Canada, the subscription for the Common Stock by the Subscriber is being made pursuant to exemptions under, and does not contravene any of the applicable Securities Laws in the jurisdiction in which the Subscriber resides and does not give rise to any obligation of the Corporation to prepare and file a prospectus or similar document or to register the Common Stock, or to be registered with or to file any report or notice with any governmental or regulatory authority or to comply with any continuous disclosure obligations, in each case, under the applicable Securities Laws of the jurisdiction in which the Subscriber resides.

(f)As applicable, the Subscriber has properly completed, signed and delivered to the Corporation this Subscription Agreement, Schedule “B” (Canadian Accredited Investor Status Certificate) and, if applicable, Exhibit “I” to Schedule “B” attached hereto, Schedule “C” (International Jurisdiction Certificate), and Schedule “D” (U.S. Accredited Investor Certificate) attached hereto, and the acknowledgements, representations, warranties, covenants and information contained herein and therein are true and correct as of the date hereof and will be true and correct as of the Closing Time and if less than a complete copy of this Subscription Agreement is delivered to the Corporation, the Corporation and its respective advisors are entitled to assume that the Subscriber accepts and agrees to all the terms and conditions of the pages not delivered, unaltered.

(g)The Subscriber is aware that the Common Stock has not been and will not be registered under the U.S. Securities Act or the Securities Laws of any state of the United States, other than pursuant to a Form S-4 of the Corporation filed in connection with the Transactions as set forth in the Merger Agreement, and that the Common Stock may not be offered or sold, directly or indirectly, in the United States without registration under the U.S. Securities Act and applicable state Securities Laws or compliance with the requirements of an exemption from registration therefrom and it acknowledges that the Corporation has no present intention of filing a registration statement under the U.S. Securities Act or applicable state Securities Laws in respect of any such securities; accordingly, the Common Stock will be “restricted securities” within the meaning of Rule 144(a)(3) of the U.S. Securities Act.

(h)Unless the Subscriber has properly completed, signed and delivered Schedule “D” attached hereto (in which case the Subscriber makes the representations and warranties therein), the Subscriber, or beneficial purchaser, if any, for whom it is acting as trustee or agent:

(i)is not a U.S. Person and is not acquiring the Common Stock for the account or benefit of a U.S. Person or a Person in the United States;

(ii)acknowledges and agrees that the Common Stock has not been offered to the Subscriber in the United States, and the individuals making the order to purchase the Common Stock and executing and delivering this Subscription Agreement on behalf of the Subscriber were not in the United States when the order was placed and this Subscription Agreement was executed and delivered;

9

(iii)acknowledges and agrees that offers and sales of any of the Common Stock prior to the expiration of a period of one year after the date of the issuance of such securities (such one year period hereinafter referred to as the “Distribution Compliance Period”) shall only be made in compliance with the safe harbor provisions set forth in Regulation S, pursuant to the registration provisions of the U.S. Securities Act or an exemption therefrom, and all offers and sales after the Distribution Compliance Period shall be made only in compliance with the registration provisions of the U.S. Securities Act or an exemption therefrom and in each case only in compliance with applicable state securities laws, and the Subscriber and any transferee of the such securities agree not to engage in hedging transactions involving such securities unless such transactions are in compliance with the provisions of the U.S. Securities Act and in each case only in compliance with applicable state securities laws;

(iv)understands that the Corporation is the seller of the Common Stock and that, for purposes of Regulation S, a “distributor” is any underwriter, dealer or other person who participates, pursuant to a contractual arrangement, in the distribution of the securities sold in reliance on Regulation S and that an “affiliate” is any partner, officer, director or any person directly or indirectly controlling, controlled by or under common control with any person in question; the Subscriber agrees that it will not, during the Distribution Compliance Period described in Regulation S, act as a distributor, either directly or through any affiliate, or offer, sell, transfer, or otherwise dispose of the Common Stock other than (i) to or for the account or benefit of a person outside the United States or a non-U.S. Person and in compliance with Regulation S, (ii) pursuant to an effective registration statement under the U.S. Securities Act and in compliance with all applicable state securities laws, or (iii) pursuant to an available exemption from registration under the U.S. Securities Act and all applicable state securities laws, and in each case, the Corporation has consented to such sale, transfer or other disposition; the Subscriber understands that the Corporation will refuse to transfer the Common Stock absent compliance with the foregoing;

(v)acknowledges and understands that in the event the Common Stock is offered, sold or otherwise transferred by the Subscriber prior to the expiration of the Distribution Compliance Period specified in Regulation S, the purchaser or transferee must agree not to resell such securities except in compliance with the provisions of Regulation S, pursuant to registration under the U.S. Securities Act, or pursuant to an available exemption from registration, and in each case, in compliance with all applicable state securities laws; and must further agree not to engage in hedging transactions with regard to such securities unless in compliance with the U.S. Securities Act; and

(vi)acknowledges and agrees that the Common Stock and will be “restricted securities” within the meaning of Rule 144(a)(3) under the U.S. Securities Act and will remain “restricted securities” notwithstanding any resale within or outside the United States unless the sale is completed pursuant to an effective registration statement under the U.S. Securities Act or pursuant to an exemption therefrom, including in accordance with Rule 144 under the U.S. Securities Act (“Rule 144”), if available; the Subscriber acknowledges that the Common Stock will be subject to a minimum hold period of at least six months under Rule 144 from the date of issuance; the Subscriber acknowledges that it has been advised to obtain independent legal and professional advice on the requirements of Rule 144, and that the Subscriber has been advised that resales of the Common Stock may be made only under certain circumstances; the Subscriber understands that to the extent that Rule 144 is not available, the Subscriber may be unable to sell any of the Common Stock without either registration under the U.S. Securities Act or the availability of another exemption or exclusion from such registration requirements, and in all cases pursuant to exemptions from applicable securities laws of any applicable state of the United States.

(i)The Subscriber undertakes and agrees that it will not offer or sell any of the Common Stock in the United States or to, or for the account or benefit of U.S. Persons, unless such securities are registered under the U.S. Securities Act and the Securities Laws of all applicable states of the United States, or an exemption from such registration requirement is available, and further that the Subscriber will not resell or transfer the Common Stock subscribed for hereunder except in accordance with the provisions of the Corporation’s constating documents, applicable securities legislation, regulations, rules, policies and orders and stock exchange rules.

(j)The Subscriber confirms that the current structure of this transaction and all transactions and activities contemplated hereunder is not a scheme to avoid the registration requirements of the U.S. Securities Act.

(k)The Subscriber is not purchasing the Common Stock as the result of any “directed selling efforts” (as defined in Rule 902(c) of Regulation S).

10

(l)The execution and delivery of this Subscription Agreement, the performance and compliance with the terms hereof, the subscription for the Common Stock and the completion of the transactions described herein by the Subscriber will not result in any material breach of, or be in conflict with or constitute a material default under, or create a state of facts which, after notice or lapse of time, or both, would constitute a material default under any term or provision of the constating documents, by-laws or resolutions of the Subscriber, if applicable, the Securities Laws or any other laws applicable to the Subscriber, any agreement to which the Subscriber is a party, or any judgment, decree, order, statute, rule or regulation applicable to the Subscriber.

(m)The Subscriber is subscribing for the Common Stock as principal for its own account and not for the benefit of any other Person (within the meaning of applicable Securities Laws) or if it is not subscribing as principal it is acting as agent for a Disclosed Principal (whose identity is disclosed on page 2 of this Subscription Agreement) who is purchasing as principal for its own account and not for the benefit of any other Person.

(n)If the Subscriber is contracting hereunder as trustee or agent for a fully managed account (including for greater certainty, a portfolio manager or comparable advisor) or as trustee or agent for a Disclosed Principal, the Subscriber is duly authorized to execute and deliver this Subscription Agreement and all other necessary documentation in connection with such subscription and if the Subscriber is acting as trustee or agent for a Disclosed Principal, who is subscribing as principal for its own account and not for the benefit of any other Person, this Subscription Agreement has been duly authorized, executed and delivered by or on behalf of and constitutes a legal, valid and binding agreement of such Disclosed Principal and the Subscriber acknowledges that the Corporation may be required by applicable laws to disclose to certain regulatory authorities the identity of such Disclosed Principal for whom it is acting.

(o)In the case of a subscription for the Common Stock by the Subscriber acting as principal, this Subscription Agreement has been duly authorized, executed and delivered by, and constitutes a legal, valid and binding agreement of the Subscriber. This Subscription Agreement is enforceable in accordance with its terms against the Subscriber.

If the Subscriber is:

(i)a corporation, the Subscriber is duly incorporated and is validly subsisting under the laws of its jurisdiction of incorporation and has all requisite legal and corporate power and authority to execute and deliver this Subscription Agreement, to subscribe for the Common Stock as contemplated herein and to carry out and perform its covenants and obligations under the terms of this Subscription Agreement and has obtained all necessary approvals in respect thereof, and the individual signing this Subscription Agreement has been duly authorized to execute and deliver this Subscription Agreement;

(ii)a partnership, syndicate or other form of unincorporated organization, the Subscriber has the necessary legal capacity and authority to execute and deliver this Subscription Agreement, to subscribe for the Common Stock as contemplated herein and to observe and perform its covenants and obligations hereunder and has obtained all necessary approvals in respect thereof and the individual signing this Subscription Agreement has been duly authorized to execute and deliver this Subscription Agreement; or

(iii)an individual, the Subscriber is of the full age of majority in his or her jurisdiction of residence and is legally competent to execute, deliver and be bound by the terms of this Subscription Agreement, to subscribe for the Common Stock contemplated herein and to observe and perform his or her covenants and obligations hereunder.

If the Subscriber, or any Disclosed Principal, is a corporation or a partnership, syndicate, trust association, or any other form of unincorporated organization or organized group of persons, the Subscriber or such Disclosed Principal was not created or being used solely to permit purchases of or to hold securities without a prospectus in reliance on a prospectus exemption.

(p)There is no Person acting or purporting to act in connection with the transactions contemplated herein who is entitled to any brokerage or finder’s fee.

(q)The Subscriber is not acting jointly or in concert with any other subscriber in connection with the Offering for the purpose of the acquisition of the Common Stock.

(r)If required by applicable Securities Laws, the Subscriber will execute, deliver and file or assist the Corporation in filing such reports, undertakings and other documents with respect to the issue of the Common Stock as may be required by any securities commission, stock exchange or other regulatory authority.

11

(s)The Subscriber has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of the Transactions, the execution, delivery and performance by it of this Subscription Agreement and the transactions contemplated herein, including trading in the Common Stock, and with respect to the hold periods imposed by the Securities Laws of the Selling Jurisdiction in which the Subscriber resides and other applicable Securities Laws, and has been advised to consult its own legal and other advisors with respect thereto; the Subscriber acknowledges that no representation has been made by the Corporation respecting the applicable hold periods imposed by the Securities Laws or other resale restrictions applicable to such securities which restrict the ability of the Subscriber (or others for whom it is contracting hereunder) to resell such securities, that the Subscriber (or others for whom it is contracting hereunder) is solely responsible to find out what these restrictions are, that the Subscriber is solely responsible (and the Corporation is in any way responsible) for compliance with applicable resale restrictions and that the Subscriber (or others for whom it is contracting hereunder) is aware that it may not resell such securities except in accordance with limited exemptions under the Securities Laws and other applicable Securities Laws and in accordance with the Corporation’s constating documents.

(t)The Subscriber has not received or been provided with a prospectus, offering memorandum (within the meaning of the Securities Laws) or any sales or advertising literature or media in connection with the Offering or any document purporting to describe the business and affairs of the Corporation which has been prepared for review by prospective purchasers to assist in making an investment decision in respect of the Common Stock and the Subscriber’s decision to subscribe for the Common Stock was not based upon, and the Subscriber has not relied upon, any oral or written representations as to facts made by or on behalf of the Corporation, or any employee, agent or affiliate thereof or any other person associated therewith, except as set forth herein. The Subscriber’s decision to subscribe for the Common Stock was based solely upon this Subscription Agreement and the Subscriber’s own diligence investigation with respect to the Corporation, none of which has been verified or confirmed by the Corporation.

(u)Neither the Corporation nor any of its directors, employees, officers, affiliates or agents have made any written or oral representations:

(i)that any Person will resell or repurchase the Common Stock;

(ii)that any Person will refund all or any part of the Subscription Amount;

(iii)as to the future price or value of the Common Stock; or

(iv)that the Transactions will be consummated.

(v)The Subscriber is not purchasing the Common Stock with knowledge of any material information concerning the Corporation that has not been generally disclosed.

(w)The funds representing the Subscription Amount which will be advanced by the Subscriber to the Corporation hereunder will not represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (the “PCMLTFA”), the United Kingdom’s Proceeds of Crime Act 2002 (the “POCA”) or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (the “PATRIOT Act”), and the Subscriber acknowledges that the Corporation may in the future be required by law to disclose the Subscriber’s name and other information relating to this Subscription Agreement and the Subscriber’s subscription hereunder, on a confidential basis, pursuant to the PCMLTFA, POCA or the PATRIOT Act. To the best of its knowledge (a) none of the subscription funds to be provided by the Subscriber (i) have been or will be derived from or related to any activity that is deemed criminal under the laws of Canada, the United States, or any other jurisdiction, or (ii) are being tendered on behalf of a Person or entity who has not been identified to the Subscriber, and (b) the Subscriber shall promptly notify the Corporation if the Subscriber discovers that any of such representations ceases to be true, and to provide the Corporation with appropriate information in connection therewith.

6.2 Acknowledgments and Covenants of the Subscriber. The Subscriber acknowledges, covenants and agrees as follows:

(a)It (i) has received and reviewed a copy of the Merger Agreement and (ii) has had the opportunity to ask and have answered any and all questions which the Subscriber wished to have answered with respect to the subscription for the Common Stock made hereunder and all such questions have been answered to Subscriber’s full satisfaction, or Subscriber elected to waive such opportunity.

(b)It is not relying upon the Corporation to conduct any due diligence investigation on behalf of the Subscriber concerning the Offering, the Common Stock or the Corporation’s business, management, financial position or condition.

12

(c)The offer of the Common Stock does not constitute a recommendation to purchase the Common Stock or financial product advice and the Subscriber acknowledges that the Corporation has not had regard to the Subscriber’s particular objectives, financial situation or needs.

(d)There are risks associated with the purchase of the Common Stock and no securities commission, agency, governmental authority, regulatory body, stock exchange or similar regulatory authority has reviewed or passed on the merits of Common Stock nor have any such agencies or authorities made any recommendations or endorsement with respect to the Common Stock.

(e)The Common Stock may be subject to indefinite statutory resale restrictions under the Securities Laws of the Selling Jurisdiction in which the Subscriber resides and under other applicable Securities Laws, and the Subscriber covenants that it will not resell the Common Stock except in compliance with such applicable Securities Laws and the Corporation’s constating documents and the Subscriber acknowledges that it is solely responsible (and the Corporation is in any way responsible) for such compliance.

(f)The Subscriber’s ability to transfer the Common Stock is limited by, among other things, applicable Securities Laws.

(g)The Common Stock shall have attached to them, whether on certificates that may be issued or otherwise, a legend setting out resale restrictions under applicable Securities Laws substantially in the following form (and with the necessary information inserted):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER. HEDGING TRANSACTIONS INVOLVING SUCH SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE U.S. SECURITIES ACT.

[For Canadian Subscribers only, insert additional legend: “UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) [CLOSING DATE], AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.”]

(h)The Corporation is relying on an exemption from the requirement to provide the Subscriber with a prospectus under the Securities Laws and, as a consequence of acquiring the Common Stock pursuant to such exemption:

(i)certain protections, rights and remedies provided by the Securities Laws, including statutory rights of rescission, or damages and certain statutory remedies against an issuer, underwriters, auditors, directors and officers that are available to investors who acquire securities offered by a prospectus, will not be available to the Subscriber,

(ii)the common law may not provide investors with an adequate remedy in the event that they suffer investment losses in connection with securities acquired in a private placement,

(iii)the Subscriber may not receive information that would otherwise be required to be given under the Securities Laws, and

(iv)the Corporation is relieved from certain obligations that would otherwise apply under the Securities Laws.

(i)In purchasing the Common Stock, the Subscriber has relied solely upon this Subscription Agreement and not upon: (i) any videos or other materials purporting to describe the business and affairs of the Corporation; and (ii) any verbal or written representation as to any fact or otherwise made by or on behalf of the Corporation or any of its directors, affiliates, officers, employees, agents or representatives.

13

(j)The offer, issuance, sale and delivery of the Common Stock is conditional upon such sale being exempt from the prospectus filing or registration requirements and the requirement to deliver an offering memorandum in connection with the distribution of the Common Stock under the Securities Laws of the Selling Jurisdictions or upon the issuance of such orders, consents or approvals as may be required to permit such sale without the requirement of filing a prospectus.

(k)The Corporation may complete additional financings in the future in order to develop the business of the Corporation and fund its ongoing development, and such future financings may have a dilutive effect on current shareholders or securityholders of the Corporation, including the Subscriber. However there is no assurance that any future financings will be available, on reasonable terms or at all, and if not so available, could have a material adverse effect on the Corporation’s business, financial condition, performance or prospects.

(l)The Subscriber is responsible for obtaining such legal and tax advice as it considers appropriate in connection with the execution, delivery and performance of this Subscription Agreement and the transactions contemplated under this Subscription Agreement and is not relying on the Corporation’s counsel in this regard.

(m)This offer to subscribe is made for valuable consideration and may not be withdrawn, cancelled, terminated or revoked by the Subscriber without the consent of the Corporation.

(n)There is no government or other insurance covering the Common Stock.

(o)The Subscriber is aware that there is no minimum gross proceeds amount under the Offering, the Corporation may close on any amount and the Subscriber may be the only purchaser under the Offering and the funds available under the Offering may not be sufficient for the Corporation to accomplish its proposed objectives. While the Corporation is seeking to raise up to $25,000,000 pursuant to the Offering there is no guarantee that the Corporation will successfully raise such amount pursuant to the Offering. Further, raising such amount pursuant to the Offering may take longer to close than expected. The Subscriber acknowledges that the failure of the Corporation to raise up to $25,000,000 pursuant to the Offering, or unexpected delays in closing the Offering for up to $25,000,000 could materially adversely affect the Corporation’s performance and prospects, including in particular its capacity to complete its business objectives. The Subscriber further acknowledges that the Corporation may increase the size of the Offering and/or offer or sell additional securities concurrently with the Offering without notice to the Subscriber, which may have different terms, including price, and a dilutive effect on current shareholders or securityholders of the Corporation, including the Subscriber.

(p)Legal counsel retained by the Corporation is acting as counsel to the Corporation and not as counsel to the Subscriber.

(q)The Subscriber acknowledges that the Corporation and its affiliates may possess material, non-public information, including information with respect to the Corporation’s results of operations which has not yet been publicly disclosed, and that such information may be material to the Subscriber’s decision to subscribe for Common Stock.

(r)The Subscriber understands and acknowledges that the Corporation is not obligated to file, and has no present intention of filing with the United States Securities and Exchange Commission or with any state securities regulatory authority any registration statement in respect of resales of the Securities.

(s)The Subscriber consents to the Corporation making a notation on its records or giving instruction to the registrar and transfer agent of the Corporation in order to implement the restrictions on transfer and exercise with respect to the Securities set forth and described in this Subscription Agreement.

14

6.3 Further Acknowledgements of the Subscriber. The Subscriber acknowledges that this Subscription Agreement and the Schedules hereto require the Subscriber to provide certain personal information to the Corporation. Such information is being collected by the Corporation for the purposes of completing the Offering and complying with the Corporation’s U.S. and Canadian regulatory requirements, which includes, without limitation, determining the Subscriber’s eligibility to purchase the Common Stock under the Securities Laws, other applicable securities laws and completing filings that may be required by any stock exchange or securities regulatory authority or by any U.S. state, local or municipal regulatory authority. The Subscriber hereby acknowledges, agrees and consents to: (a) the disclosure of Personal Information to each of the Corporation, a stock exchange, securities regulatory authorities, the Canada Revenue Agency or other taxing authorities, and any of the other parties involved in the Offering, including legal counsel to the Corporation, and that Personal Information may be included in record books in connection with the Offering; and (b) the collection, use and disclosure of Personal Information by the Corporation for corporate finance and shareholder communication purposes or such other purposes as are necessary to the Corporation’s business, including, without limitation, determining the Subscriber’s eligibility to purchase the Common Stock under the Securities Laws and other applicable Securities Laws and completing filings required by any stock exchange or securities regulatory authority. The Subscriber also consents to the filing of copies or originals of any of the Subscriber’s documents described herein as may be required to be filed with any stock exchange or securities regulatory authority in connection with the transactions contemplated hereby. The Subscriber represents and warrants that it has the authority to provide the consents and acknowledgements set out in this section on behalf of each Disclosed Principal, as applicable.

The Subscriber hereby acknowledges and consents to the collection, use, and disclosure of Personal Information by the applicable provincial securities commission, including the publishing or otherwise making available to the public Personal Information including, for individuals, their name, number and type of securities purchased, the purchase price therefor, and their insider or registrant status, if applicable, and for non-individual Subscribers, the above information and their address, contact person name and telephone number and the exemption relied upon. The Subscriber acknowledges and agrees that the Subscriber has been notified by the Corporation, (i) of the delivery to securities regulatory authorities of Personal Information pertaining to the Subscriber included in Schedule 1 and 2 (if any) of Form 45-106F1, including, without limitation, the full name, residential address and telephone number of the Subscriber, the number and type of securities purchased and the total purchase price paid in respect of the Common Stock, (ii) that this information is being collected indirectly by securities regulatory authorities under the authority granted to it in applicable securities legislation, (iii) that this information is being collected for the purposes of the administration and enforcement of such securities legislation, (iv) that the title, business address and business telephone number of the public official in each of the provinces of Canada who can answer questions about the applicable securities regulatory authorities’ indirect collection of the information is as listed in Schedule “E” hereto. The Subscriber and any beneficial subscriber consent to such disclosure of its Personal Information.

6.4 Reliance on Representations, Warranties, Covenants and Acknowledgements. The Subscriber acknowledges and agrees that the representations, warranties, covenants and acknowledgements made by the Subscriber in this Subscription Agreement are made with the intention that they may be relied upon by the Corporation and its legal counsel in determining the Subscriber’s eligibility (and if applicable, the eligibility of the Disclosed Principal) to purchase the Common Stock. The Subscriber further agrees that by accepting the Common Stock, the Subscriber shall be representing and warranting that such representations, warranties, covenants and acknowledgements are true as at the Closing Time with the same force and effect as if they had been made by the Subscriber at the Closing Time. The Subscriber undertakes to immediately notify the Corporation of any change in any statement or other information relating to the Subscriber set forth herein (including in any applicable Schedule attached hereto) which takes place prior to the Closing Time.

ARTICLE 7

SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

7.1 Survival of Representations, Warranties and Covenants of the Corporation. The representations, warranties and covenants of the Corporation contained in this Subscription Agreement shall survive the Closing and continue in full force and effect for the benefit of the Subscriber for a period of two (2) years after the Closing Date, in each case notwithstanding such Closing or any investigation made by or on behalf of the Subscriber with respect thereto.

7.2 Survival of Representations, Warranties and Covenants of the Subscriber. The representations, warranties and covenants of the Subscriber contained in this Subscription Agreement shall survive the Closing and continue in full force and effect for the benefit of the Corporation for a period of two (2) years after the Closing Date, in each case notwithstanding such Closing or any investigation made by or on behalf of the Corporation with respect thereto and notwithstanding any subsequent disposition by the Subscriber of any of the Common Stock.

15

ARTICLE 8

MISCELLANEOUS

8.1 Further Assurances. Each of the parties hereto upon the request of each of the other parties hereto, whether before or after the Closing Time, shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, deeds, documents, assignments, transfers, conveyances, powers of attorney and assurances as may reasonably be necessary or desirable to complete the transactions contemplated herein.

8.2 Notices.

(a)Any notice, direction or other instrument required or permitted to be given to any party hereto shall be in writing and shall be sufficiently given if delivered personally, or transmitted electronically tested prior to transmission to such party, as follows:

(i)in the case of the Corporation, to:

Dakota Territory Resource Corp.

106 Glendale Dr., Suite A, Lead

S.D. 57754

E-mail: dcherniak@gold-sd.com

(ii)in the case of the Subscriber, at the address specified on the face page hereof.

(b)Any such notice, direction or other instrument, if delivered personally, shall be deemed to have been given and received on the day on which it was delivered, provided that if such day is not a Business Day then the notice, direction or other instrument shall be deemed to have been given and received on the first Business Day next following such day and if transmitted electronically, shall be deemed to have been given and received on the day of its transmission, provided that if such day is not a Business Day or if it is transmitted or received after the end of normal business hours then the notice, direction or other instrument shall be deemed to have been given and received on the first Business Day next following the day of such transmission.

(c)Any party hereto may change its address for service from time to time by notice given to each of the other parties hereto in accordance with the foregoing provisions.

8.3 Time of the Essence. Time shall be of the essence of this Subscription Agreement and every part hereof.

8.4 Costs and Expenses. All costs and expenses (including, without limitation, the fees and disbursements of legal counsel) incurred in connection with this Subscription Agreement and the transactions herein contemplated shall be paid and borne by the party incurring such costs and expenses.

8.5 Applicable Law. This Subscription Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Nevada. Any and all disputes arising under this Subscription Agreement, whether as to interpretation, performance or otherwise, shall be subject to the non-exclusive jurisdiction of the courts of Nevada and each of the parties hereto hereby irrevocably attorns to the jurisdiction of the courts of Nevada.

8.6 Entire Agreement. This Subscription Agreement, including the Schedules hereto, constitutes the entire agreement between the parties with respect to the transactions contemplated herein and cancels and supersedes any prior understandings, agreements, negotiations and discussions between the parties. There are no representations, warranties, terms, conditions, undertakings or collateral agreements or understandings, express or implied, between the parties hereto other than those expressly set forth in this Subscription Agreement or in any such agreement, certificate, affidavit, statutory declaration or other document as aforesaid. This Subscription Agreement may not be amended or modified in any respect except by written instrument executed by each of the parties hereto.

8.7 Counterparts. This Subscription Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same Subscription Agreement. Counterparts may be delivered either in original, PDF or faxed form and the parties adopt any signatures received by PDF or a receiving fax machine as original signatures of the parties. If less than a complete copy of this Subscription Agreement is delivered to the Corporation, the Corporation and its respective advisors are entitled to assume that the Subscriber accepts and agrees to all the terms and conditions of the pages not delivered, unaltered.

16

8.8 Indemnity. The Subscriber agrees to indemnify and hold harmless the Corporation and its directors, officers, employees, agents, advisers, shareholders and affiliates from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Subscriber contained herein or in any document furnished by the Subscriber to the Corporation in connection herewith being untrue in any material respect or any breach or failure by the Subscriber to comply with any covenant or agreement made by the Subscriber herein or in any document furnished by the Subscriber to the Corporation in connection herewith.

8.9 Assignment. This Subscription Agreement may not be assigned by either party except with the prior written consent of the other party hereto.

8.10 Enurement. This Subscription Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, successors (including any successor by reason of the amalgamation or merger of any party), administrators and permitted assigns.

8.11 Language. It is the express wish of the Subscriber that the Subscription Agreement and any related documentation be drawn up in English only. Il est de la volonté expresse du souscripteur que la convention de souscription ainsi que tout document connexe soient rédigés en langue anglaise uniquement.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

17

The Corporation hereby accepts the subscription for Common Stock as set forth on page 2 of this Subscription Agreement on the terms and conditions contained in this Subscription Agreement (including all applicable Schedules) this ____ day of ______________, 2021.

DAKOTA TERRITORY RESOURCE CORP.

Per:
Authorized Signing Officer

18

SCHEDULE “A”

Merger Agreement

AGREEMENT AND PLAN OF MERGER

Among

DAKOTA TERRITORY RESOURCE CORP.,

DAKOTA HOLDCO CORP.,

DAKOTA MERGER SUB 1 INC.,

DAKOTA MERGER SUB 2 INC.,

And

JR RESOURCES CORP.

Dated as of May 13, 2021

This document is intended solely to facilitate discussions among the parties identified herein. It is not intended to create, and shall not be deemed to create, a legally binding or enforceable offer or agreement of any type or nature prior to the duly authorized and approved execution of this document by all such parties and the delivery of an executed copy hereof by all such parties to all other parties.

A-1

i

TABLE OF CONTENTS

(continued)

INDEX OF DEFINED TERMS

Definition	Location
Acceptable Confidentiality Agreement	6.2(c)
Acquisition Proposal	1.1(a)
Action	4.7
Adverse Recommendation Change	6.2(b)
Affected Person	3.7(a)
Affiliate	1.1(b)
Agreement	Preamble
Book Entry Securities	1.1(c)
Broker	3.7(b)
Business Day	1.1(d)
Certificates	1.1(e)
Closing	2.4
Closing Date	2.4
Closing Statement	6.13
Code	1.1(f)
Contract	4.4(a)
control	1.1(g)
Dakota	Preamble
Dakota Board Recommendation	Recitals
Dakota Equity Number	1.1(h)
Dakota Material Adverse Effect	1.1(i)
Dakota Merger Consideration	3.2(a)
Dakota SEC Documents	5.5(a)
Dakota Stock	1.1(j)
Dakota Stockholder Approval	5.3
Dakota Stockholders Meeting	6.3(a)
Dissenter’s Rights Statutes	1.1(k)
Dissenting Share	3.4
Dissenting Stockholder	3.4
Effective Time	2.2(b)
Exchange Act	4.4(b)
Exchange Agent	3.3(a)
Exchange Fund	3.3(b)
Excluded Dakota Stock	3.2(b)
Excluded JR Stock	3.1(b)
First Merger	Recitals
First Merger Articles of Merger	2.1(b)
First Merger Effective Time	2.1(b)
First Surviving Corporation	Recitals
Form S-4	6.3(a)
GAAP	4.5
Governmental Entity	4.4(b)
Indebtedness	1.1(l)
Intervening Event	1.1(m)
Joint Proxy and Consent Solicitation Statement/Prospectus	6.3(a)
JR	Preamble
JR Material Adverse Effect	1.1(n)
JR Merger Consideration	3.1(a)
JR Stock	1.1(p)
JR Stock Number	1.1(o)
JR Stockholder Approval	4.3
JR Stockholders Meeting	6.3(a)
JR Subsidiary	1.1(q)
JR’s Counsel	6.11(a)
JR’s Dakota Stock	3.2(c)
knowledge	1.1(r)

INDEX OF DEFINED TERMS

(Continued)

Law	4.4(a)
Letter of Transmittal	3.3(c)
Liens	4.2(b)
Maximum Premium	6.8(b)
Merger Consideration	3.2(a)
Merger Sub 1	Preamble
Merger Sub 2	Preamble
Mergers	Recitals
Nevada Secretary of State	2.1(b)
New Holdco	Preamble
New Holdco Book Entry Shares	3.3(b)
New Holdco Financing	1.1(s)
New Holdco Financing Sources	6.12(b)(i)
New Holdco Share Issuance	Recitals
New Holdco Stock	2.3(a)
New Holdco Stock Number	1.1(t)
Notice Period	6.2(d)(ii)
NRS	1.1(u)
Outside Date	8.1(b)(i)
Person	1.1(v)
Purchase Agreement	1.1(w)
Representative	1.1(x)
Representatives	6.2(a)
SEC	5.5(a)
Second Merger	Recitals
Second Merger Articles of Merger	2.2(b)
Second Merger Effective Time	2.2(b)
Second Surviving Corporation	Recitals
Securities Act	4.4(b)
Subsidiary	1.1(y)
Superior Proposal	1.1(z)
Takeover Laws	6.6
Takeover Provisions	1.1(aa)
Tax Opinion	1.1(cc)
Tax Return	1.1(bb)
Taxes	1.1(dd)
Withholding Obligations	3.7(a)

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (this “Agreement” dated as of May 13, 2021, by and among DAKOTA TERRITORY RESOURCE CORP., a Nevada corporation (“Dakota”), JR RESOURCES CORP., a Nevada corporation (“JR”), DAKOTA HOLDCO CORP., a Nevada corporation, 50% of the outstanding capital stock of which is owned by JR and 50% of the outstanding capital stock of which is owned by Dakota (“New Holdco”), DAKOTA MERGER SUB 1 INC., a Nevada corporation and a direct, wholly-owned Subsidiary of New Holdco (“Merger Sub 1”) and DAKOTA MERGER SUB 2 INC., a Nevada corporation and a direct, wholly-owned Subsidiary of New Holdco (“Merger Sub 2”).

WHEREAS, JR and Dakota wish to effect a strategic business combination by means of (a) a merger of Merger Sub 1 with and into JR (the “First Merger”), with JR being the surviving corporation in the First Merger (the “First Surviving Corporation”), and (b) a merger of Merger Sub 2 with and into Dakota (the “Second Merger” and, together with the First Merger, the “Mergers”), with Dakota being the surviving corporation in the Second Merger (the “Second Surviving Corporation”), as a result of which Mergers each of JR and Dakota will become a direct or indirect wholly-owned Subsidiary of New Holdco;

WHEREAS, the Board of Directors of JR has unanimously (i) determined that this Agreement and the transactions contemplated hereby (including the Mergers and the issuance of shares of New Holdco Stock pursuant to the Mergers (collectively, the “New Holdco Share Issuance”) are fair to and in the best interests of JR and its stockholders, (ii) approved, adopted and declared advisable this Agreement and the transactions contemplated hereby (including the Mergers and the New Holdco Share Issuance), and (iii) recommended that JR’s stockholders approve this Agreement and the transactions contemplated hereby (including the Mergers and the New Holdco Share Issuance);

WHEREAS, the Board of Directors of Dakota has unanimously (i) determined that this Agreement and the transactions contemplated hereby (including the Mergers and the New Holdco Share Issuance) are fair to and in the best interests of Dakota and its stockholders, (ii) approved, adopted and declared advisable this Agreement and the transactions contemplated hereby (including the Mergers and the New Holdco Share Issuance), (iii) directed that this Agreement and the transactions contemplated hereby (including the Mergers and the New Holdco Share Issuance) be submitted to a vote at a meeting of Dakota’s stockholders, and (iv) recommended the approval of this Agreement and the transactions contemplated hereby (including the Mergers and the New Holdco Share Issuance) by Dakota’s stockholders (such recommendation, the “Dakota Board Recommendation”);

WHEREAS, each of the Board of Directors and the stockholders of New Holdco have approved, adopted and declared advisable this Agreement and the transactions contemplated hereby (including the Mergers and the New Holdco Share Issuance);

WHEREAS, (i) the Board of Directors of Merger Sub 1 and the Board of Directors of Merger Sub 2 have, in each case, unanimously approved, adopted and declared advisable this Agreement and the transactions contemplated hereby (including the Mergers), and (ii) New Holdco, in its capacity as the sole stockholder of Merger Sub 1 and the sole stockholder of Merger Sub 2, has approved and adopted this Agreement and each of the Mergers;

WHEREAS, for U.S. federal income tax purposes, it is intended that the First Merger and the Second Merger, taken together, will qualify as a single integrated transaction described in Section 351 of the Code and that the First Merger will additionally qualify as a tax-deferred reorganization under Section 368(a) of the Code and that this Agreement will constitute a plan of reorganization under the Treasury Regulations issued pursuant to Section 368 of the Code;

WHEREAS, the parties desire to make certain representations, warranties, covenants and agreements in connection with the Mergers and also to prescribe certain conditions to the Mergers as specified herein.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Certain Definitions. For purposes of this Agreement:

(a)“Acquisition Proposal” means any proposal, offer, or inquiry from any Person or group of Persons relating to any direct or indirect acquisition or purchase, in one transaction or a series of transactions, including any merger, reorganization, share exchange, consolidation, tender offer, exchange offer, stock acquisition, asset acquisition, business combination, liquidation, dissolution, joint venture or similar transaction, (A) of or for assets or businesses of Dakota and its Subsidiaries that generate 20% or more of the net revenues or net income or that represent 20% or more of the consolidated total assets (based on fair market value) of Dakota and its Subsidiaries taken as a whole, immediately prior to such transaction or (B) of or for 20% or more of any class of capital stock, other equity security or voting power of Dakota, in each case other than the transactions contemplated by this Agreement;

(b)“Affiliate” of any Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person;

(c)“Book-Entry Securities” means, as applicable, JR Stock or Dakota Stock held in book-entry or other uncertificated form;

(d)“Business Day” means any day other than a Saturday, a Sunday or a day on which banks in Reno, Nevada, Lead, South Dakota, or New York, New York are authorized or required by applicable Law to be closed;

(e)“Certificates” means, as applicable, certificates representing either JR Stock or Dakota Stock;

(f)“Code” means the Internal Revenue Code of 1986, as amended;

(g)“control” (including the terms “controlled,” “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise;

(h)“Dakota Equity Number” means the number of shares of Dakota Stock outstanding immediately prior to the Second Merger Effective Time, but excluding shares of Dakota Stock issuable in respect of Dakota’s outstanding options and warrants, any Excluded Dakota Stock and JR’s Dakota Stock;

(i)“Dakota Material Adverse Effect” means any event, change, occurrence or effect that, individually or in the aggregate with other events, changes, occurrences or effects, has had or would reasonably be expected to have a material adverse effect on the business, assets, liabilities, properties, financial condition or results of operations of Dakota and its Subsidiaries, taken as a whole, other than any change, effect, event or occurrence arising out of, attributable to or resulting from, alone or in combination, (1) changes in general economic, financial market, business conditions or capital markets, (2) general changes or developments in any of the industries or geographies in which Dakota or its Subsidiaries operate, (3) any actions required under this Agreement to obtain any approval or authorization under applicable antitrust or competition Laws for the consummation of the Mergers or any of the other transactions contemplated hereby, (4) changes in any applicable Laws or applicable accounting regulations or principles or interpretations thereof first proposed after the date hereof, (5) any change in the price or trading volume of Dakota’s stock, in and of itself (provided, that the facts or occurrences giving rise to or contributing to such change that are not otherwise excluded from the definition of “Dakota Material Adverse Effect” may be taken into account in determining whether there has been a Dakota Material Adverse Effect), (6) any failure by Dakota to meet internal or published projections, forecasts or revenue or earnings predictions, in and of itself (provided, that the facts or occurrences giving rise to or contributing to such failure that are not otherwise excluded from the definition of “Dakota Material Adverse Effect” may be taken into account in determining whether there has been a Dakota Material Adverse Effect), (7) any acts of God, natural disasters, terrorism, armed hostilities, sabotage, war or any escalation or worsening of acts of war, epidemic, pandemic or disease outbreak (including the COVID-19 virus) or worsening of such matters threatened or existing as of the date hereof, (8) the announcement of this Agreement and the transactions contemplated hereby, including the initiation of litigation by any Person with respect to this Agreement, (9) any action taken by Dakota, or which Dakota causes to be taken by any of its Subsidiaries, in each case which is required or permitted by or resulting from or arising in connection with this Agreement or (10) any actions taken at the written request of JR; except in the case of clauses (1), (2), (4) and (7), Dakota and its Subsidiaries are affected in a materially disproportionate manner as compared to other companies that operate in the industry in which Dakota and its Subsidiaries operate;

(j)“Dakota Stock” means the common stock, par value $0.001 per share, of Dakota;

(k)“Dissenter’s Rights Statutes” means NRS 92A.300 through 92A.500, inclusive;

(l)“Indebtedness” means, with respect to any Person, (i) all obligations of such Person for borrowed money, or with respect to unearned advances of any kind to such Person, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all capitalized lease obligations of such Person, (iv) all obligations of such Person under installment sale contracts, (v) all obligations of such Person under securitization instruments or factoring arrangements, (vi) all liabilities for the deferred purchase price of property or services already delivered (other than trade debt and trade payables incurred in the ordinary course of business and not overdue), including any “earn-out” or similar payments (contingent or otherwise) for past acquisitions, (vii) all guarantees and arrangements having the economic effect of a guarantee of such Person of any Indebtedness of any other Person, and (viii) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position of others or to purchase the obligations of others;

(m)“Intervening Event” means a material event, change, circumstance, occurrence, effect or state of facts that does not relate to JR, New Holdco, Merger Sub 1 or Merger Sub 2 and was not known to the Board of Directors of Dakota prior to the execution of this Agreement (or, if known, the consequences of which were not known nor reasonably foreseeable), which event, change, circumstance, occurrence, effect or state of facts, or any consequence thereof, becomes known to the Board of Directors of Dakota after the date hereof, provided, that in no event shall the receipt, existence or terms of an Acquisition Proposal or any matter relating thereto constitute an Intervening Event;

(n)“JR Material Adverse Effect” means any event, change, occurrence or effect that, individually or in the aggregate with other events, changes, occurrences or effects, has had or would reasonably be expected to have a material adverse effect on the business, assets, liabilities, properties, financial condition or results of operations of JR and the JR Subsidiary, taken as a whole, other than any change, effect, event or occurrence arising out of, attributable to or resulting from, alone or in combination, (1) changes in general economic, financial market, business conditions or capital markets, (2) general changes or developments in any of the industries or geographies in which JR or the JR Subsidiary operate, (3) any actions required under this Agreement to obtain any approval or authorization under applicable antitrust or competition Laws for the consummation of the Mergers or any of the other transactions contemplated hereby, (4) changes in any applicable Laws or applicable accounting regulations or principles or interpretations thereof first proposed after the date hereof, (5) any failure by JR to meet internal or published projections, forecasts or revenue or earnings predictions, in and of itself (provided, that the facts or occurrences giving rise to or contributing to such failure that are not otherwise excluded from the definition of “JR Material Adverse Effect” may be taken into account in determining whether there has been a JR Material Adverse Effect), (6) any acts of God, natural disasters, terrorism, armed hostilities, sabotage, war or any escalation or worsening of acts of war, epidemic, pandemic or disease outbreak (including the COVID-19 virus) or worsening of such matters threatened or existing as of the date hereof, (7) the announcement of this Agreement and the transactions contemplated hereby, including the initiation of litigation by any Person with respect to this Agreement, or (8) any actions taken (or omitted to be taken) at the written request of Dakota; except in the case of clauses (1), (2), (4) and (6), JR and the JR Subsidiary are affected in a materially disproportionate manner as compared to other companies that operate in the industry in which JR and the JR Subsidiary operate;

(o)“JR Stock Number” means an aggregate number of shares of New Holdco representing 63.34% of the New Holdco Stock Number;

(p)“JR Stock” means the common stock, par value $0.001 per share, of JR;

(q)“JR Subsidiary” means JR (Canada) Resources Services Corp., a company incorporated in British Columbia with one common share outstanding, wholly owned by JR;

(r)“knowledge” means (i) with respect to JR, the actual knowledge, after reasonable inquiry, of Jonathan Awde and (ii) with respect to Dakota, the actual knowledge, after reasonable inquiry, of Gerald Aberle;

(s)“New Holdco Financing” means any financings, including issuances of securities, to be consummated by New Holdco, JR, Dakota and/or their Subsidiaries in connection with, but in any event conditioned upon, the Closing arranged at the direction of JR;

(t)“New Holdco Stock Number” means the Dakota Equity Number divided by 36.66%;

(u)“NRS” means the Nevada Revised Statutes, as amended;

(v)“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including any Governmental Entity;

(w)“Purchase Agreement” means that certain agreement, dated as of May 26, 2020, by and between JR and Dakota, as amended from time to time.

(x)“Representatives” means, with respect to any Person, such Person’s directors, officers, employees, advisors (including attorneys, accountants, consultants, investment bankers, and financial advisors), agents and other representatives;

(y)“Subsidiary” means, with respect to any Person, (i) any other Person of which stock or other equity interests having ordinary voting power to elect more than 50% of the board of directors or other governing body are owned, directly or indirectly, by such first Person; or (ii) that is consolidated with such first Person for financial reporting purposes under GAAP;

(z)“Superior Proposal” means any bona fide unsolicited Acquisition Proposal that did not result from a breach of Section 6.2(a) (with all percentages included in the definition of “Acquisition Proposal” increased to 60%) that the Board of Directors of Dakota has determined in good faith (after consultation with its financial advisor of nationally recognized standing and outside legal counsel) that is reasonably likely to be consummated if accepted and if consummated, would be more favorable to the stockholders of Dakota, from a financial point of view than the Second Merger and the other transactions contemplated by this Agreement (including any adjustment to the terms and conditions thereof proposed in writing by JR in response to any such Acquisition Proposal);

(aa)“Takeover Provisions” shall mean any and all “moratorium”, “control share acquisition”, “fair price”, “business combination” and other similar Laws of the State of Nevada, including the “Acquisition of Controlling Interest” statutes set forth in NRS 78.378 through 78.3793, inclusive, and the “Combinations with Interested Stockholders” statutes set forth in NRS 78.411 through 78.444, inclusive, and any comparable restrictive provision in the articles of incorporation, bylaws or comparable organizational documents of Dakota, JR, New Holdco, Merger Sub 1, or Merger Sub 2.

(bb)“Tax Return” means any return, declaration, report, certificate, bill, election, claim for refund, information return, statement or other written information and any other document filed or supplied or required to be filed or supplied to any Governmental Entity with respect to Taxes, including any schedule, attachment or supplement thereto, and including any amendment thereof;

(cc)“Tax Opinion” means the written opinion of a nationally recognized legal counsel reasonably acceptable to JR, dated as of the Closing Date to the effect that for U.S. federal income tax purposes (a) the First Merger and the Second Merger, taken together, should qualify as a single integrated transaction described in Section 351 of the Code, and (b) the First Merger should qualify as a reorganization under Section 368(a) of the Code; and

(dd)“Taxes” means (i) all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, stock, ad valorem, transfer, transaction, franchise, profits, gains, registration, license, wages, lease, service, service use, employee and other withholding, social security, unemployment, welfare, disability, payroll, employment, excise, severance, stamp, environmental, occupation, workers’ compensation, premium, real property, personal property, escheat or unclaimed property, windfall profits, net worth, capital, value-added, alternative or add-on minimum, customs duties, estimated and other taxes, fees, assessments, charges or levies of any kind whatsoever (whether imposed directly or through withholding and including taxes of any third party in respect of which a Person may have a duty to collect or withhold and remit and any amounts resulting from the failure to file any Tax Return), whether disputed or not, together with any interest and any penalties, additions to tax or additional amounts with respect thereto; (ii) any liability for payment of amounts described in clause (i) whether as a result of transferee liability, of being a member of an affiliated, consolidated, combined or unitary group for any period or otherwise through operation of Law; and (iii) any liability for the payment of amounts described in clauses (i) or (ii) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any other Person.

ARTICLE II.

THE MERGERS

Section 2.1 The First Merger.

(a)Effect of First Merger. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the NRS, at the First Merger Effective Time, Merger Sub 1 shall be merged with and into JR. Following the First Merger, the separate corporate existence of Merger Sub 1 shall cease, and JR shall continue as the First Surviving Corporation in the First Merger and a wholly-owned Subsidiary of New Holdco. From and after the First Merger Effective Time, all the property, rights, powers, privileges and franchises of JR and Merger Sub 1 shall be vested in the First Surviving Corporation and all of the debts, obligations, liabilities, restrictions and duties of JR and Merger Sub 1 shall become the debts, obligations, liabilities and duties of the First Surviving Corporation, all as provided under the NRS.

(b)First Merger Effective Time. Upon the terms and subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the parties shall file articles of merger (the “First Merger Articles of Merger”) with the Secretary of State of the State of Nevada (the “Nevada Secretary of State”), executed in accordance with NRS 92A.230, and shall make all other filings required under the NRS in connection with effecting the First Merger. The First Merger shall become effective upon the close of trading on the Closing Date1 or at such other post-filing date and time as JR and Dakota shall agree in writing and shall specify in the First Merger Articles of Merger in accordance with the NRS (the time the First Merger becomes effective being the “First Merger Effective Time

(c)Organizational Documents. As of the First Merger Effective Time, by virtue of the First Merger and without any further action on the part of JR, Merger Sub 1 or any other Person, the articles of incorporation and bylaws of Merger Sub 1 shall be the articles of incorporation and bylaws of the First Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

(d)Directors and Officers of the First Surviving Corporation. Immediately following the First Merger Effective Time, (i) the directors of Merger Sub 1 serving immediately prior to the First Merger Effective Time shall be the directors of the First Surviving Corporation until the earlier of their death, resignation or removal or the time at which their respective successors are duly elected or appointed and qualified, and (ii) the officers of Merger Sub 1 serving immediately prior to the First Merger Effective Time shall be the officers of the First Surviving Corporation until the earlier of their death, resignation or removal or the time at which their respective successors are duly elected or appointed and qualified.

Section 2.2 The Second Merger.

(a)Effect of Second Merger. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the NRS, at the Second Merger Effective Time, Merger Sub 2 shall be merged with and into Dakota. Following the Second Merger, the separate corporate existence of Merger Sub 2 shall cease, and Dakota shall continue as the Second Surviving Corporation in the Second Merger and an indirect wholly-owned Subsidiary of New Holdco. From and after the Second Merger Effective Time, all the property, rights, powers, privileges and franchises of Dakota and Merger Sub 2 shall be vested in the Second Surviving Corporation and all of the debts, obligations, liabilities, restrictions and duties of Dakota and Merger Sub 2 shall become the debts, obligations, liabilities and duties of the Second Surviving Corporation, all as provided under the NRS.

________________________

1NTD: For tax purposes, the shares of New Holdco cannot be listed until the day after the First merger takes place and the JR shareholders receive their New Holdco shares. To ensure this takes place, the Effective Time can be specified as occurring following the close of trading on the Closing Date. We propose to close and have the mergers effective as of 5pm Eastern.

(b)Second Merger Effective Time. Upon the terms and subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the parties shall file articles of merger (the “Second Merger Articles of Merger”) with the Nevada Secretary of State, executed in accordance with NRS 92A.230, and shall make all other filings required under the NRS in connection with effecting the Second Merger. The Second Merger shall become effective upon the close of trading on the Closing Date or at such other post-filing date and time as Dakota and JR shall agree in writing and shall specify in the Second Merger Articles of Merger in accordance with the NRS (the time the Second Merger becomes effective being the “Second Merger Effective Time”). Dakota and JR shall cooperate to cause the Second Merger Effective Time to occur simultaneously with the First Merger Effective Time. The time at which both of the First Merger Effective Time and the Second Merger Effective Time has occurred is referred to in this Agreement as the “Effective Time.”

(c)Organizational Documents. As of the Second Merger Effective Time, by virtue of the Second Merger and without any further action on the part of Dakota, Merger Sub 2 or any other Person, the articles of incorporation and bylaws of Merger Sub 2 shall be the articles of incorporation and bylaws of the Second Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

(d)Directors and Officers of the Second Surviving Corporation. Immediately following the Second Merger Effective Time, (i) the directors of Merger Sub 2 serving immediately prior to the Second Merger Effective Time shall be the directors of the Second Surviving Corporation until the earlier of their death, resignation or removal or the time at which their respective successors are duly elected or appointed and qualified, and (ii) the officers of Merger Sub 2 serving immediately prior to the Second Merger Effective Time shall be the officers of the Second Surviving Corporation until the earlier of their death, resignation or removal or the time at which their respective successors are duly elected or appointed and qualified.

Section 2.3 New Holdco.

(a)Organization of New Holdco. JR and Dakota have caused New Holdco to be organized under the laws of the State of Nevada. The authorized capital stock of New Holdco consists of 100 shares of common stock, par value $0.01 per share (“New Holdco Stock”) of which one share has been issued to JR and one share has been issued to Dakota. Prior to the First Merger Effective Time, JR and Dakota shall each take, and shall each cause New Holdco to take, all requisite action to cause, as of the First Merger Effective Time, (i) the articles of incorporation of New Holdco to be amended and restated to be in the form agreed to by JR and Dakota and (ii) the bylaws of New Holdco to be amended and restated to be in the form agreed to by JR and Dakota. JR and Dakota shall each take, and shall each cause New Holdco to take, all requisite action to cause, as of the Effective Time, each share of capital stock of New Holdco issued and outstanding immediately prior to the First Merger Effective Time to be redeemed for the same amount paid therefor.

(b)Actions of New Holdco. New Holdco shall cause Merger Sub 1 and Merger Sub 2, to perform their respective obligations under this Agreement.

(c)Board of Directors of New Holdco. Prior to the First Merger Effective Time, the directors and officers of New Holdco shall consist at all times of equal numbers of representatives of JR and Dakota as designated and elected by JR and Dakota. Prior to the First Merger Effective Time, JR and Dakota shall each take, and shall each cause New Holdco to take, all requisite action to cause, as of the Effective Time, the board of directors of New Holdco to be comprised of Jonathan Awde and Gerald Aberle.

(d)Officers of New Holdco. Prior to the First Merger Effective Time, JR shall take, and shall cause New Holdco to take, all requisite action to cause, as of the First Merger Effective Time, the President and Chief Executive Officer of New Holdco to be Jonathan Awde.

(e)Corporate Name. From and after the Closing, the corporate name of New Holdco shall be “Dakota Gold Corp.”

Section 2.4 Closing. The closing of the Mergers (the “Closing”) shall take place at 5:00 p.m., Eastern Daylight Time, on the third (3rd) Business Day following the satisfaction or, to the extent permitted by applicable Law, waiver of the conditions set forth in Article V (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by applicable Law, waiver of those conditions), by the electronic exchange of documents, or on such other time, date and/or location as may be agreed to in writing by Dakota and JR. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.”

ARTICLE III.

EFFECT OF THE MERGERS; EXCHANGE OF CERTIFICATES

Section 3.1 Conversion of Securities in the First Merger. At the First Merger Effective Time, by virtue of the First Merger and without any action on the part of JR, Merger Sub 1, or the holders of any shares of capital stock or other equity interests of JR or any other Person:

(a)Each share of JR Stock issued and outstanding immediately prior to the First Merger Effective Time (other than any Excluded JR Stock and any Dissenting Shares), and all rights in respect thereof, shall be cancelled and converted into the right to receive a number of validly issued, fully paid and nonassessable shares of New Holdco Stock that is equal to the proportionate share of the JR Stock Number (the “JR Merger Consideration”). As of the First Merger Effective Time, the JR Stock issued and outstanding immediately prior to the First Merger Effective Time (other than any Excluded JR Stock and any Dissenting Shares) shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of such JR Stock shall cease to have any rights with respect thereto except for the right to receive their allocated portion of the JR Merger Consideration.

(b)Each share of JR Stock owned, directly or indirectly, by JR or Dakota or any of their Subsidiaries immediately prior to the First Merger Effective Time (collectively, “Excluded JR Stock”) shall automatically be cancelled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

(c)Each of the shares of capital stock of Merger Sub 1 issued and outstanding immediately prior to the First Merger Effective Time shall be converted into one validly issued, fully paid and non-assessable share of capital stock of the First Surviving Corporation.

Section 3.2 Conversion of Securities in the Second Merger. At the Second Merger Effective Time, by virtue of the Second Merger and without any action on the part of Dakota, Merger Sub 2 or the holders of any shares of capital stock or other equity interests of Dakota or any other Person:

(a)Each share of Dakota Stock issued and outstanding immediately prior to the Second Merger Effective Time (other than any Excluded Dakota Stock, JR’s Dakota Stock and any Dissenting Shares), and all rights in respect thereof, shall be cancelled and converted into the right to receive a validly issued, fully paid and nonassessable share of New Holdco Stock (the “Dakota Merger Consideration”), and together with the JR Merger Consideration, the “Merger Consideration”). As of the Second Merger Effective Time, the shares of Dakota Stock issued and outstanding immediately prior to the Second Merger Effective Time (other than any Excluded Dakota Stock, JR’s Dakota Stock and any Dissenting Shares) shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of a share of Dakota Stock shall cease to have any rights with respect thereto except for the right to receive the Dakota Merger Consideration in respect of each of such holder’s shares of Dakota Stock.

(b)Each share of Dakota Stock owned, directly or indirectly, by Dakota or any of its Subsidiaries or that is held in the treasury of Dakota immediately prior to the Second Merger Effective Time (collectively, “Excluded Dakota Stock”) shall automatically be cancelled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

(c)Each share of Dakota Stock owned, directly or indirectly, by JR or the JR Subsidiary immediately prior to the Second Merger Effective Time (collectively, “JR’s Dakota Stock”) shall be unaffected by the Second Merger and shall remain as outstanding Dakota Stock following the Effective Time.

(d)Each of the shares of capital stock of Merger Sub 2 issued and outstanding immediately prior to the Second Merger Effective Time shall be converted into one validly issued, fully paid and non-assessable share of capital stock of the Second Surviving Corporation.

Section 3.3 Exchange of JR Stock and Dakota Stock.

(a)Appointment of Exchange Agent. Prior to the First Merger Effective Time, JR shall select and appoint a bank or trust company reasonably acceptable to Dakota to act as transfer agent with respect to the shares of New Holdco Stock and as exchange agent (the “Exchange Agent”) to accomplish the deliveries and other actions contemplated by this Section 3.3. New Holdco shall enter into an agreement with the Exchange Agent in a form reasonably acceptable to Dakota and JR.

(b)Deposit with Exchange Agent. On or before the Effective Time, New Holdco shall deposit or cause to be deposited with the Exchange Agent, for the benefit of and in the name of the holders of shares of JR Stock and Dakota Stock outstanding immediately prior to the Effective Time, for exchange in accordance with this Article III, non-certificated book entries representing the shares of New Holdco Stock to be issued pursuant to this 0 in respect of shares of JR Stock and Dakota Stock outstanding immediately prior to the Effective Time (such non-certificated book-entry shares, the “New Holdco Book Entry Shares”). The New Holdco Book Entry Shares deposited with the Exchange Agent pursuant to this Section 3.3(b) are referred to collectively as the “Exchange Fund.”

(c)Promptly after the Closing Date, New Holdco shall cause the Exchange Agent to mail to each holder of record of shares of JR Stock or Dakota Stock outstanding immediately prior to the Effective Time a letter of transmittal in a form prepared by JR and reasonably acceptable to Dakota (a “Letter of Transmittal”) (which shall specify that the delivery shall be effected only upon proper delivery of the Certificates (or affidavits of loss in lieu thereof) or transfer of the Book-Entry Securities to the Exchange Agent and which shall otherwise be in customary form and shall include customary provisions with respect to delivery of an “agent’s message” regarding the book-entry transfer of Book-Entry Securities) and instructions for use in effecting the surrender of Certificates (or affidavits of loss in lieu thereof) or Book-Entry Securities in exchange for the applicable Merger Consideration.

(d)Each holder of shares of either JR Stock or Dakota Stock that have been converted into the right to receive the applicable Merger Consideration shall be entitled to receive, upon (i) surrender to the Exchange Agent of a Certificate (or affidavit of loss in lieu thereof), together with a properly completed Letter of Transmittal, or (ii) receipt of an “agent’s message” by the Exchange Agent (or such other evidence, if any, of transfer as the Exchange Agent may reasonably request) in the case of transfer of Book-Entry Securities, the applicable Merger Consideration in respect of the shares of JR Stock or Dakota Stock, as applicable, represented by a Certificate (or affidavit of loss in lieu thereof) or Book-Entry Security. The shares of New Holdco Stock constituting the Merger Consideration shall be in uncertificated book-entry form. The Exchange Agent shall accept such Certificates (or affidavits of loss in lieu thereof) or Book-Entry Securities upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. If any Merger Consideration is to be issued to a Person other than the Person in whose name the JR Stock or Dakota Stock, as applicable, surrendered in exchange therefor is registered, it shall be a condition to such exchange that (i) either such Certificate shall be properly endorsed or such Certificate (or affidavit of loss in lieu thereof) shall otherwise be in proper form for the transfer or such Book-Entry Security shall be properly transferred, and (ii) the Person requesting such exchange shall pay to New Holdco any transfer Taxes or other Taxes required by reason of the payment of such consideration to a Person other than the registered holder of the Certificate (or the shares specified in an affidavit of loss in lieu thereof) and/or Book-Entry Security so surrendered, or such Person shall establish to the reasonable satisfaction of New Holdco that such Tax has been paid or is not applicable.

(e)From and after the Effective Time, until surrendered as contemplated by this Section 3.30, each Certificate and/or Book-Entry Security shall be deemed to represent only the right to receive upon such surrender, in each case together with a duly executed and properly completed Letter of Transmittal, evidence of shares in book-entry form representing the shares of New Holdco Stock that the holder of such Certificate and/or Book-Entry Security is entitled to receive pursuant to this Artilce III. No interest will be paid or will accrue on any Merger Consideration. The issuance of the Merger Consideration in accordance with the terms of this Agreement shall be deemed issued in full satisfaction of all rights pertaining to such JR Stock or Dakota Stock, as applicable (other than the right to receive dividends or other distributions, if any, in accordance with Section 3.3(g)).

(f)After the Effective Time, there shall be no further transfer on the records of JR or Dakota of shares of JR Stock or Dakota Stock, respectively, which have been converted, pursuant to this Agreement, into the right to receive the applicable Merger Consideration set forth herein, and if any Certificates (or affidavits of loss in lieu thereof) and/or Book-Entry Securities, together with a duly executed and properly completed Letter of Transmittal, are presented to the Exchange Agent, New Holdco or the First Surviving Corporation or Second Surviving Corporation for transfer, they shall be cancelled and exchanged, without interest, for the applicable Merger Consideration.

(g)No dividends or other distributions with respect to New Holdco Stock with a record date after the Effective Time shall be paid to the holder of any not-yet-surrendered JR Stock or Dakota Stock, as applicable, with respect to the shares of New Holdco Stock issuable hereunder, and all such dividends and other distributions shall be paid by New Holdco to the Exchange Agent and shall be included in the Exchange Fund, in each case until the surrender of such Certificate (or affidavit of loss in lieu thereof) or Book-Entry Security in accordance with this Agreement. Subject to applicable Laws, following surrender of any such Certificate (or affidavit of loss in lieu thereof) or Book-Entry Security there shall be paid to the holder thereof, without interest, (i) the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such shares of New Holdco Stock to which such holder is entitled pursuant to this Agreement and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such shares of New Holdco Stock.

(h)None of JR, Dakota, New Holdco, Merger Sub 1 or Merger Sub 2 shall be liable to any Person in respect of any shares of New Holdco Stock (or dividends or distributions with respect thereto) for any amount required to be delivered to a public official pursuant to any applicable abandoned property, escheat or similar Laws.

(i)If any Certificate shall have been lost, stolen or destroyed, upon such Person’s (i) making of an affidavit of that fact claiming such certificate to be lost, stolen or destroyed, (ii) delivery to New Holdco of a bond of indemnity in an amount and upon terms reasonably satisfactory to New Holdco, and (iii) execution and delivery of a Letter of Transmittal, New Holdco will pay, in exchange for such lost, stolen or destroyed certificate, the amount and type of consideration to be paid in respect of each share of JR Stock or Dakota Stock, as applicable, represented by such Certificate in accordance with the terms of this Agreement.

(j)Any portion of the Exchange Fund that remains unclaimed by the holders of JR Stock or Dakota Stock twelve months after the Closing Date shall be returned to New Holdco, upon demand, and any such holder who has not exchanged shares of JR Stock or Dakota Stock for the applicable Merger Consideration in accordance with this 0 prior to that time shall thereafter look only to New Holdco for payment of the applicable Merger Consideration, and any dividends and distributions with respect thereto pursuant to Section 3.3(g), in respect of such shares without any interest thereon.

Section 3.4 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary and to the extent available under the Dissenter’s Rights Statutes, any share of JR Stock or Dakota Stock that is issued and outstanding immediately prior to the Effective Time and that is held by a stockholder of JR or Dakota, respectively, who did not consent to or vote (by a valid and enforceable proxy or otherwise) in favor of the approval of this Agreement, which stockholder of JR or Dakota, as applicable, complies with all of the provisions of the NRS relevant to the exercise and perfection of dissenters’ rights, including all applicable prerequisites, requirements, qualifications, and procedures to perfect and maintain such rights under the Dissenter’s Rights Statutes in accordance therewith and have not withdrawn or otherwise forfeited their rights thereunder, (such share being a “Dissenting Share,” and such stockholder being a “Dissenting Stockholder”), shall be cancelled at the Effective Time but shall not be converted into the right to receive the consideration to which the holder of such share would be entitled pursuant to the terms hereof but rather shall be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Share pursuant to the Dissenter’s Rights Statutes. If any Dissenting Stockholder fails to perfect dissenters’ rights under the Dissenter’s Rights Statutes or effectively withdraws or otherwise loses such rights with respect to any Dissenting Shares, such Dissenting Shares shall thereupon automatically be converted into the right to receive the applicable Merger Consideration pursuant to the terms of this Article III. Each party shall give the other prompt notice of any demands received by the first party for appraisal or payment under the Dissenter’s Rights Statutes with respect to any JR Stock or Dakota Stock, as applicable, withdrawals of such demands and any other instruments served pursuant to the Dissenter’s Rights Statutes and shall give the other party the opportunity to participate in all negotiations and proceedings with respect thereto. No party shall, without the prior written consent of the other parties, make any payment with respect to, or settle or offer to settle, any such demands.

Section 3.5 Convertible Securities.

(a)At the First Merger Effective Time, each warrant to acquire JR Stock that is outstanding immediately prior to the First Merger Effective Time shall cease to represent a right to acquire shares of JR Stock and shall be converted into a right to acquire a number of shares of New Holdco Stock determined using the same multiple as was used pursuant to 0 in determining the JR Merger Consideration, all on substantially the same terms as were in effect immediately prior to the First Merger Effective Time.

(b)At the Second Merger Effective Time, each option to acquire Dakota Stock that is outstanding immediately prior to the Second Merger Effective Time shall cease to represent a right to acquire shares of Dakota Stock and shall be converted into a right to acquire the same number of shares of New Holdco Stock as such option was exercisable for in Dakota Stock, all on substantially the same terms as were in effect immediately prior to the Second Merger Effective Time.

(c)Following the Effective Time, the parties shall take all lawful action to effect the provisions of this 0, including causing the amendment or restatement of any convertible instruments to the extent necessary, including adding New Holdco as a party thereto.

Section 3.6 Fractional Shares. Notwithstanding anything in this Agreement to the contrary, no fractional shares of New Holdco Stock shall be issued in either of the Mergers. All fractional shares of New Holdco Stock that a holder of shares of Dakota Stock or JR Stock would otherwise be entitled to receive as a result of either of the Mergers shall be aggregated and, if a fractional share results from such aggregation, the number of shares of New Holdco Stock that such holder shall be entitled to receive shall be rounded down to the nearest full share.

Section 3.7 Withholding.

(a)Notwithstanding any other provision of this Agreement, the parties, the Exchange Agent and any other applicable withholding agent shall be entitled to deduct and withhold from any amount payable in connection with any transactions referred to in this Agreement amounts as such withholding agent determines, acting reasonably, are required or reasonably believes to be required to be deducted and withheld from such payment in accordance with the Code or any provision of any other applicable Law, (the “Withholding Obligations”). To the extent that amounts are so deducted or withheld, such deducted or withheld amounts shall be treated for all purposes hereof as having been paid to the Person in respect of which such deduction and withholding was made (the “Affected Person”), provided that such deducted or withheld amounts are actually remitted to the appropriate taxing authority.

(b)The Exchange Agent shall have the right to (i) withhold and sell, on their own account or through a registered broker (the “Broker”), and on behalf of any Affected Person; or (ii) require the Affected Person to irrevocably direct the sale through a Broker and irrevocably direct the Broker to pay the proceeds of such sale to the applicable parties’ shareholders or the Exchange Agent as appropriate (and, in the absence of such irrevocable direction, the Affected Person shall be deemed to have provided such irrevocable direction), such number of shares of New Holdco Stock issued or issuable to such Affected Person pursuant to the Mergers as is necessary to produce sale proceeds (after deducting commissions payable to the Broker and other costs and expenses) sufficient to fund any Withholding Obligations. Any amounts which may be deducted and withheld from the consideration otherwise payable to any Affected Person pursuant to this Section 3.7 shall first be deducted and withheld from any cash consideration payable to such Affected Person before any such amounts are deducted and withheld from any shares of New Holdco Stock, pursuant to the terms of this Section 3.7, payable to such Affected Person. Any such sale of shares of New Holdco Stock shall be effected as soon as practicable following the Closing Date. Neither the Exchange Agent nor the Broker will be liable for any loss arising out of any sale of such shares of New Holdco Stock, including any loss relating to the manner or timing of such sales, the prices at which shares of New Holdco Stock are sold or otherwise. The parties shall cause the Exchange Agent to provide prior written notice of any intention to deduct or withhold under applicable Withholding Obligations from any distributions or payments otherwise payable to any Affected Person so as to give each such Affected Person the reasonable opportunity to provide the Exchange Agent with any information or documentation sufficient to reduce or eliminate such Withholding Obligations.

(c)If the Exchange Agent deducts or withholds any amount (or any shares of New Holdco Stock) pursuant to this 0, then:

(i)the Exchange Agent shall pay the full amount required to be deducted to the appropriate taxing authority on a timely basis and in accordance with applicable Law; and

(ii)as soon as practicable after payment of such amount to the appropriate taxing authority, the Exchange Agent shall deliver to the Affected Person the original or certified copy of a receipt issued by such taxing authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Affected Person.

(d)Any agreement entered into in connection with the Exchange Agent’s engagement shall require the Exchange Agent to take such actions that are set forth in this section.

(e)Each of Dakota and JR shall use its reasonable best efforts to, prior to the Closing Date, collect from each of its shareholders, optionholders and warrantholders, as the case may be, an IRS Form W-9 or Notice of Nonrecognition, as applicable, so as to enable the parties to avoid any Withholding Obligations that would otherwise be required.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF JR

JR represents and warrants to Dakota as follows:

Section 4.1 Organization, Standing and Power; Assets. Each of JR and the JR Subsidiary (i) is an entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the Laws of the jurisdiction of its organization, (ii) has all requisite corporate or similar power and authority to own, lease and operate its properties and to carry on its business as now being conducted and (iii) is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except, with respect to clauses (ii) and (iii), for any such failures to have such power and authority or to be so qualified or licensed or in good standing as would not, individually or in the aggregate, reasonably be expected to have a JR Material Adverse Effect. JR is not in violation of any provision of JR’s articles of incorporation or JR’s bylaws in any material respect. JR does not, and will not as of the Effective Time, directly or indirectly own any material assets other than (i) equity interests of Dakota and the JR Subsidiary and (ii) cash or cash equivalents. JR Subsidiary is the only direct or indirect Subsidiary of JR (other than Dakota and its Subsidiaries) and neither JR nor the JR Subsidiary has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by GAAP to be reflected on a consolidated balance sheet (or the notes thereto) of JR and its Subsidiaries (excluding Dakota and its Subsidiaries), except any such liabilities that are immaterial to JR and the JR Subsidiary.

Section 4.2 Capital Stock.

(a)The authorized capital stock of JR consists of 200,000,000 shares of JR Stock. As of May 13, 2021, (i) 49,471,103 shares of JR Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable and were free of preemptive rights, and (ii) 10,688,885 shares of JR were issuable upon exercise of warrants to purchase shares of JR Stock. Except as set forth above, (A) there are not outstanding any (1) shares of capital stock or other voting securities of JR, (2) securities issued by JR or the JR Subsidiary convertible into or exchangeable for shares of capital stock or voting securities of JR or (3) options or other rights to acquire from JR or the JR Subsidiary, and no obligation of JR or the JR Subsidiary to issue, any shares of capital stock, voting securities or securities convertible into or exchangeable for shares of capital stock or voting securities of JR, (B) there are no outstanding obligations of JR or the JR Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock, voting securities or securities convertible into or exchangeable for shares of capital stock or voting securities of JR, (C) there are no performance units, interests in or rights to the ownership or earnings of JR or other equity equivalent or equity-based awards or rights with respect to JR and (D) there are no other options, calls, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued shares of capital stock or voting securities of JR to which JR or the JR Subsidiary is a party.

(b)The outstanding equity or ownership interests of the JR Subsidiary is duly authorized and validly issued and the equity or ownership interests are owned by JR and are owned free and clear of all security interests, liens, claims, pledges, agreements, limitations in voting rights, charges or other encumbrances (including any limitation on voting, sale, transfer or other disposition or exercise of any other attribute of ownership) (collectively, “Liens”) of any nature whatsoever, except where any such failure to own any such shares free and clear would not, individually or in the aggregate, reasonably be expected to have a JR Material Adverse Effect. Except as owned or held by JR or the JR Subsidiary, (A) there are no securities issued by JR or the JR Subsidiary convertible into or exchangeable for equity interests or voting securities of the JR Subsidiary or options or other rights to acquire from JR or the JR Subsidiary, and no obligation of JR or the JR Subsidiary to issue, any equity interests, voting securities or securities convertible into or exchangeable for equity interests or voting securities of the JR Subsidiary, (B) there are no performance units, interests in or rights to the ownership or earnings of the JR Subsidiary or other equity equivalent or equity-based awards or rights with respect to the JR Subsidiary and (C) there are no other options, calls, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued equity interests or voting securities of the JR Subsidiary to which JR or the JR Subsidiary is a party. Except for the equity or voting interests the JR Subsidiary, JR does not own, directly or indirectly, any equity, membership interest, partnership interest, joint venture interest, or other equity or voting interest in, or any interest convertible into, exercisable or exchangeable for any of the foregoing, nor is it under any current or prospective obligation to form or participate in, provide funds to, make any loan, capital contribution, guarantee, credit enhancement or other investment in, or assume any liability or obligation of, any Person.

(c)Upon issuance, the shares of New Holdco Stock issuable pursuant to the Mergers will be duly authorized, fully paid, non-assessable and free and clear of any Liens other Liens imposed by applicable securities Laws.

Section 4.3 Authority. JR has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, except that the consummation of the First Merger is subject to obtaining the approval of this this Agreement and the transactions contemplated hereby (including the First Merger) by the holders of a majority of the outstanding JR Stock (such approval, the “JR Stockholder Approval”). The execution, delivery and performance of this Agreement by JR and the consummation by JR of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of JR and no other corporate proceedings on the part of JR are necessary to approve this Agreement or to consummate the transactions contemplated hereby, except that the consummation of the First Merger is subject to the approval of this this Agreement and the transactions contemplated hereby (including the First Merger) by the JR Stockholder Approval. This Agreement has been duly executed and delivered by JR, and, assuming the due authorization, execution and delivery by Dakota, Merger Sub 1, Merger Sub 2 and New Holdco, constitutes a valid and binding obligation of JR, enforceable against JR in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity). The Board of Directors of JR has unanimously (i) determined that this Agreement and the transactions contemplated hereby (including the Mergers and the New Holdco Share Issuance) are fair to and in the best interests of JR and its stockholders, (ii) approved, adopted and declared advisable this Agreement and the transactions contemplated hereby (including the Mergers and the New Holdco Share Issuance), and (iii) recommended that the holders of JR Stock approve this Agreement and the transactions contemplated hereby (including the Mergers and the New Holdco Share Issuance). The JR Stockholder Approval is the only vote or consent of the holders of any class or series of capital stock of JR necessary to approve this Agreement or the transactions contemplated hereby (including the Mergers and the New Holdco Share Issuance).

Section 4.4 No Conflict; Consents and Approvals.

(a)The execution, delivery and performance of this Agreement by JR and the consummation by JR of the transactions contemplated hereby, do not and will not (i) conflict with or violate JR’s articles of incorporation or JR’s bylaws, (ii) conflict with or violate the equivalent organizational documents of the JR Subsidiary, (iii) assuming that all consents, approvals and authorizations contemplated by clauses (i) through (iv) of subsection (b) below have been obtained and all filings described in such clauses have been made, conflict with or violate any law, rule, regulation, order, judgment or decree (collectively, “Law” applicable to JR or the JR Subsidiary or by which any of their respective properties are bound or (iv) result in any breach or violation of, or constitute a default (or an event which with notice or lapse of time or both would become a default), or result in the loss of a benefit under, or give rise to any right of termination, cancellation, amendment or acceleration of, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit or other instrument or obligation (each, a “Contract”) to which JR or the JR Subsidiary is a party or by which JR or the JR Subsidiary or any of their respective properties are bound, except, in the case of clauses (ii), (iii) and (iv), for any such conflict, breach, violation, default, loss, right or other occurrence that would not, individually or in the aggregate, reasonably be expected to have a JR Material Adverse Effect.

(b)The execution, delivery and performance of this Agreement by JR and the consummation by JR of the transactions contemplated hereby, do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any governmental or regulatory (including stock exchange) authority, agency, court commission, or other governmental body (each, a “Governmental Entity”), except for (i) such filings as may be required under applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder, and under state securities, takeover and “blue sky” laws, (ii) the filing with the Nevada Secretary of State of the First Merger Articles of Merger or the Second Merger Articles of Merger, each as required by the NRS, (iii) such filings and approvals as may be necessary to comply with the applicable requirements of the applicable national securities exchanges and (iv) any such consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not, individually or in the aggregate, reasonably be expected to have a JR Material Adverse Effect.

Section 4.5 No Undisclosed Liabilities. Neither JR nor the JR Subsidiary has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by United States generally accepted accounting principles (“GAAP”) to be reflected on a consolidated balance sheet (or the notes thereto) of JR and the JR Subsidiary, except for liabilities and obligations (a) reflected or reserved against in JR’s most recent consolidated balance sheet, (b) incurred in the ordinary course of business since the date of such balance sheet, (c) which have been discharged or paid in full prior to the date of this Agreement, (d) incurred pursuant to the transactions contemplated by this Agreement and (e) that would not, individually or in the aggregate, reasonably be expected to have a JR Material Adverse Effect.

Section 4.6 Certain Information. None of the information supplied or to be supplied by JR expressly for inclusion or incorporation by reference in the Form S-4 or the Joint Disclosure Statement/Prospectus will, at the date the Form S-4 is declared effective by the SEC, the date the Joint Disclosure Statement/Prospectus is first mailed to the stockholders of Dakota and stockholders of JR and at the time of the Dakota Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Form S-4 will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder. Notwithstanding the foregoing, JR makes no representation or warranty with respect to any information supplied by Dakota or any of its Representatives for inclusion or incorporation by reference in the Form S-4 or the Joint Disclosure Statement/Prospectus.

Section 4.7 Litigation. Except as would not, individually or in the aggregate, reasonably be expected to have a JR Material Adverse Effect, (a) there is no suit, claim, action, litigation, proceeding, arbitration, mediation or investigation (each, an “Action”) pending or, to the knowledge of JR, threatened against JR or the JR Subsidiary or any of their respective properties by or before any Governmental Entity and (b) neither JR nor the JR Subsidiary nor any of their respective properties is or are subject to any judgment, order, injunction, rule or decree of any Governmental Entity.

Section 4.8 Affiliate Transactions. As of the date hereof, no executive officer or director of JR or holder of JR Stock or any of their respective Affiliates is a party to any Contract with or binding upon JR or the JR Subsidiary or any of their respective properties or assets or has any interest in any material property owned by JR or the JR Subsidiary or has engaged in any material transaction with any of the foregoing within the last twelve months, in each case except for Contracts or transactions entered into on arms’ length terms.

Section 4.9 Brokers. Neither JR nor the JR Subsidiary has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders’ fees in connection with the Mergers or the other transactions contemplated in this Agreement.

Section 4.10 No Other Representations or Warranties. Except for the representations and warranties contained in this Article III, Dakota acknowledges that neither JR nor any other Person on behalf of JR makes any other express or implied representation or warranty with respect to JR or the JR Subsidiary with respect to any other information provided to Dakota in connection with the transactions contemplated by this Agreement. Neither JR nor any other Person will have or be subject to any liability to Dakota or any other Person resulting from the distribution to Dakota or Dakota’s use of, any such information, including any information, documents, projections, forecasts or other material made available to Dakota in certain “data rooms” or management presentations in expectation of, or in connection with, the transactions contemplated by this Agreement.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF DAKOTA

Except as disclosed or reflected in Dakota SEC Documents filed after January 1, 2020 and prior to the date of this Agreement (excluding any risk factor disclosures contained in such documents under the heading “Risk Factors” and any disclosure of risks or other matters included in any “forward-looking statements” disclaimer or other statements that are cautionary, predictive or forward-looking in nature), Dakota represents and warrants to JR as follows:

Section 5.1 Organization, Standing and Power. Each of Dakota and its Subsidiaries (i) is an entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the Laws of the jurisdiction of its organization, (ii) has all requisite corporate or similar power and authority to own, lease and operate its properties and to carry on its business as now being conducted and (iii) is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except, with respect to clauses (ii) and (iii), for any such failures to have such power and authority or to be so qualified or licensed or in good standing as would not, individually or in the aggregate, reasonably be expected to have a Dakota Material Adverse Effect. Dakota is not in violation of any provision of Dakota’s articles of incorporation or Dakota’s bylaws in any material respect.

Section 5.2 Capital Stock.

(a)The authorized capital stock of Dakota consists of (a) 300,000,000 shares of Dakota Stock and (b) 10,000,000 shares of preferred stock, par value $0.001 per share, of Dakota. As of May 11, 2021, (i) 224,789,323 shares of Dakota Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable and were free of preemptive rights, (ii) 300,000 shares of Dakota Stock were issuable upon exercise of options to purchase shares of Dakota Stock, and (iii) no shares of preferred stock of Dakota were issued and outstanding. Except as set forth above, as of the date of this Agreement, (A) there are not outstanding any (1) shares of capital stock or other voting securities of Dakota, (2) securities convertible into or exchangeable for shares of capital stock or voting securities of Dakota or (3) options or other rights to acquire from Dakota or any of its Subsidiaries, and no obligation of Dakota or any of its Subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Dakota, (B) there are no outstanding obligations of Dakota or any of its Subsidiaries to repurchase, redeem or otherwise acquire any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Dakota, (C) there are no performance units, interests in or rights to the ownership or earnings of Dakota or other equity equivalent or equity-based awards or rights and (D) there are no other options, calls, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Dakota to which Dakota or any of its Subsidiaries is a party.

(b)Each of the outstanding shares of capital stock of each of Dakota’s Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and all such shares are owned by Dakota or another wholly-owned Subsidiary of Dakota and are owned free and clear of all Liens of any nature whatsoever, except where any such failure to own any such shares free and clear would not, individually or in the aggregate, reasonably be expected to have a Dakota Material Adverse Effect. Except as owned or held by Dakota or any of its wholly owned Subsidiaries, (A) there are no securities issued by Dakota or any of its Subsidiaries convertible into or exchangeable for equity interests or voting securities of any Subsidiary of Dakota or options or other rights to acquire from Dakota or any of its Subsidiaries, and no obligation of Dakota or any of its Subsidiaries to issue, any equity interests, voting securities or securities convertible into or exchangeable for equity interests or voting securities of any Subsidiary of Dakota, (B) there are no performance units, interests in or rights to the ownership or earnings of any Subsidiary of Dakota or other equity equivalent or equity-based awards or rights with respect to any Subsidiary of Dakota and (C) there are no other options, calls, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued equity interests or voting securities of any Subsidiary of Dakota to which Dakota or any of its Subsidiaries is a party. Except for the equity or voting interests in its Subsidiaries, Dakota does not own, directly or indirectly, any equity, membership interest, partnership interest, joint venture interest, or other equity or voting interest in, or any interest convertible into, exercisable or exchangeable for any of the foregoing, nor is it under any current or prospective obligation to form or participate in, provide funds to, make any loan, capital contribution, guarantee, credit enhancement or other investment in, or assume any liability or obligation of, any Person.

Section 5.3 Authority. Dakota has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder to consummate the transactions contemplated hereby, except that the consummation of the Second Merger is subject to obtaining the Dakota Stockholder Approval. The execution, delivery and performance of this Agreement by Dakota and the consummation by Dakota of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Dakota and no other corporate proceedings on the part of Dakota are necessary to approve this Agreement or to consummate the transactions contemplated hereby, except that the consummation of the Second Merger is subject to obtaining the Dakota Stockholder Approval. This Agreement has been duly executed and delivered by Dakota and, assuming the due authorization, execution and delivery by JR, Merger Sub 1, Merger Sub 2 and New Holdco, constitutes a valid and binding obligation of Dakota, enforceable against Dakota in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity). The Board of Directors of Dakota (i) determined that this Agreement and the transactions contemplated hereby (including the Mergers and the New Holdco Share Issuance) are fair to and in the best interests of Dakota and its stockholders, (ii) approved, adopted and declared advisable this Agreement and the transactions contemplated hereby (including the Mergers and the New Holdco Share Issuance), (iii) directed that this Agreement and the transactions contemplated hereby (including the Mergers and the New Holdco Share Issuance) be submitted to a vote at a meeting of Dakota’s stockholders, and (iv) recommended the approval of this Agreement and the transactions contemplated hereby (including the Mergers and the New Holdco Share Issuance) by Dakota’s stockholders. The affirmative votes of the holders of (a) a majority of the outstanding shares of Dakota Stock and (b) a majority of the outstanding shares of Dakota Stock belonging to disinterested holders of Dakota Stock are the only votes of the holders of any class or series of Dakota’s capital stock necessary to approve this Agreement, the Second Merger and the other transactions contemplated hereby (including the New Holdco Share Issuance) (the “Dakota Stockholder Approval”)

Section 5.4 No Conflict; Consents and Approvals.

(a)The execution, delivery and performance of this Agreement by Dakota, and the consummation by Dakota of the transactions contemplated hereby, do not and will not (i) conflict with or violate Dakota’s articles of incorporation or Dakota’s bylaws, (ii) conflict with or violate the equivalent organizational documents of any of Dakota’s Subsidiaries, (iii) assuming that all consents, approvals and authorizations contemplated by clauses (i) through (v) of subsection (b) below and the Dakota Stockholder Approval have been obtained and all filings described in such clauses have been made, conflict with or violate any Law applicable to Dakota or any of its Subsidiaries or by which any of their respective properties are bound or (iv) result in any breach or violation of, or constitute a default (or an event which with notice or lapse of time or both would become a default), or result in the loss of a benefit under, or give rise to any right of termination, cancellation, amendment or acceleration of, any Contract to which Dakota or any of its Subsidiaries is a party or by which Dakota or any of its Subsidiaries or any of their respective properties are bound, except, in the case of clauses (ii), (iii) and (iv), for any such conflict, breach, violation, default, loss, right or other occurrence that would not, individually or in the aggregate, reasonably be expected to have a Dakota Material Adverse Effect.

(b)The execution, delivery and performance of this Agreement by Dakota, and the consummation by Dakota of the transactions contemplated hereby, do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any Governmental Entity, except for (i) such filings as may be required under applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, and under state securities, takeover and “blue sky” laws, (ii) such filings as necessary to comply with the applicable requirements of the NYSE American, (iii) the filing with the Nevada Secretary of State of the First Merger Articles of Merger or the Second Merger Articles of Merger, each as required by the NRS, and (iv) any such consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not, individually or in the aggregate, reasonably be expected to have a Dakota Material Adverse Effect.

Section 5.5 SEC Reports; Financial Statements.

(a)Dakota has filed or otherwise transmitted, on a timely basis, all forms, reports, statements, certifications and other documents (including all exhibits, amendments and supplements thereto) required to be filed or furnished by it with or to the Securities and Exchange Commission (the “SEC”) since January 1, 2020 (all such forms, reports, statements, certificates and other documents filed since January 1, 2020 and prior to the date hereof, collectively, the “Dakota SEC Documents”). As of their respective dates, or, if amended prior to the date hereof, as of the date of the last such amendment, each of the Dakota SEC Documents complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and the applicable rules and regulations promulgated thereunder, as the case may be, each as in effect on the date so filed. As of their respective dates or filing or furnishing (or, if amended or superseded by a subsequent filing or furnished document prior to the date hereof, as of the date of such amendment or superseding filing or furnished document), none of the Dakota SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b)As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the staff of the SEC with respect to any of the Dakota SEC Reports, and, to the knowledge of Dakota, none of the Dakota SEC Reports is subject to ongoing SEC review. The audited consolidated financial statements of Dakota (including any related notes thereto) included in Dakota’s Annual Report on Form 10-K for the fiscal year ended March 31, 2020 filed with the SEC complied in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of Dakota and its Subsidiaries at the respective dates thereof and the results of their operations and cash flows for the periods indicated. The unaudited consolidated financial statements of Dakota (including any related notes thereto) included in Dakota’s Quarterly Reports on Form 10-Q filed with the SEC since March 31, 2020 complied in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or may be permitted by the SEC under the Exchange Act) and fairly present in all material respects the consolidated financial position of Dakota and its Subsidiaries as of the respective dates thereof and the results of their operations and cash flows for the periods indicated (subject to normal period-end adjustments that would not, individually or in the aggregate, be material).

(c)Dakota maintains disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) designed to ensure that material information relating to Dakota, including its Subsidiaries, is made known to the chief executive officer and the chief financial officer of Dakota by others within those entities. Dakota maintains internal control over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Based on its most recent evaluation of internal controls over financial reporting prior to the date hereof, management of Dakota has disclosed to Dakota’s auditors and the audit committee of the Board of Directors of Dakota (i) any significant deficiencies or material weaknesses in the design or operation of Dakota’s internal controls over financial reporting or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Dakota’s internal control over financial reporting. Dakota has made available to JR, prior to the date of this Agreement, either materials relating to or a summary of any disclosure of matters described in clauses (i) or (ii) in the immediately preceding sentence made by management of Dakota to Dakota’s auditors or the audit committee of the Board of Directors of Dakota.

Section 5.6 No Undisclosed Liabilities. Neither Dakota nor any of its Subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by GAAP to be reflected on a consolidated balance sheet (or the notes thereto) of Dakota and its Subsidiaries, except for liabilities and obligations (a) reflected or reserved against in Dakota’s consolidated balance sheet as of December 31, 2020 (or the notes thereto) included in Dakota SEC Documents, (b) incurred in the ordinary course of business since January 1, 2020, (c) which have been discharged or paid in full prior to the date of this Agreement, (d) incurred pursuant to the transactions contemplated by this Agreement or (e) that would not, individually or in the aggregate, reasonably be expected to have a Dakota Material Adverse Effect.

Section 5.7 Certain Information. None of the information supplied or to be supplied by Dakota expressly for inclusion or incorporation by reference in the Form S-4 or the Joint Disclosure Statement/Prospectus will, at the date the Form S-4 is declared effective SEC, the date the Joint Proxy and Consent Solicitation Statement/Prospectus is first mailed to the stockholders of Dakota and stockholders of JR and at the time of the Dakota Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Joint Disclosure Statement/Prospectus will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. Notwithstanding the foregoing, Dakota makes no representation or warranty with respect to any information supplied by JR or any of its Representatives for inclusion or incorporation by reference in the Form S-4 or the Joint Disclosure Statement/Prospectus.

Section 5.8 Absence of Certain Changes or Events. Since December 31, 2020 through the date of this Agreement, except as otherwise contemplated or permitted by this Agreement, (a) except to the extent set forth in the Dakota SEC Documents, the businesses of Dakota and its Subsidiaries have been conducted in the ordinary course of business consistent with past practice, and (b) there has not been any event, development or state of circumstances that, individually or in the aggregate, has had a Dakota Material Adverse Effect.

Section 5.9 Litigation. There is no Action pending or, to the knowledge of Dakota, threatened against Dakota or any of its Subsidiaries or any of their respective properties by or before any Governmental Entity and neither Dakota nor any of its Subsidiaries nor any of their respective properties is or are subject to any judgment, order, injunction, rule or decree of any Governmental Entity.

Section 5.10 Compliance with Laws. Dakota and each of its Subsidiaries are in compliance with all Laws applicable to them or by which any of their respective properties are bound, except where any non-compliance would not, individually or in the aggregate, reasonably be expected to have a Dakota Material Adverse Effect. Dakota and its Subsidiaries have in effect all permits necessary for them to own, lease or operate their properties and to carry on their businesses as now conducted, except for any permits the absence of which would not, individually or in the aggregate, reasonably be expected to have a Dakota Material Adverse Effect. All permits are in full force and effect and are not subject to any pending or, to the knowledge of Dakota, threatened administrative or judicial proceeding to revoke, cancel, suspend or declare such permit invalid in any material respect, except as would not, individually or in the aggregate, reasonably be expected to have a Dakota Material Adverse Effect.

Section 5.11 Affiliate Transactions. Except for directors’ and employment-related Contracts filed or incorporated by reference as an exhibit to a Dakota SEC Document filed by Dakota prior to the date hereof, or as disclosed in the Dakota SEC Documents, and for any intercompany agreements, as of the date hereof, no executive officer or director of Dakota is a party to any Contract with or binding upon Dakota or any of its Subsidiaries or any of their respective properties or assets or has any material interest in any material property owned by Dakota or any of its Subsidiaries or has engaged in any material transaction with any of the foregoing within the last twelve months.

Section 5.12 Brokers; Transaction Expenses. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Dakota or any of its Subsidiaries.

Section 5.13 No Other Representations or Warranties. Except for the representations and warranties contained in this Article IV, JR acknowledges that neither Dakota or any other Person on behalf of Dakota makes any other express or implied representation or warranty with respect to Dakota or any of Dakota’s Subsidiaries with respect to any other information provided to JR in connection with the transactions contemplated by this Agreement. Neither Dakota or any other Person will have or be subject to any liability to JR or any other Person resulting from the distribution to JR or its use of, any such information, including any information, documents, projections, forecasts or other material made available to JR in certain “data rooms” or management presentations in expectation of, or in connection with, the transactions contemplated by this Agreement.

ARTICLE VI.

COVENANTS

Section 6.1 Conduct of Business.

(a)Conduct of Business by JR. During the period from the date of this Agreement to the earlier of the First Merger Effective Time and the date of any termination of this Agreement pursuant to Section 8.1, except as consented to in writing in advance by Dakota or as otherwise specifically required by this Agreement, JR shall, and JR shall cause the JR Subsidiary to, use commercially reasonable efforts to carry on its business in the ordinary course consistent with past practice and use reasonable best efforts to preserve intact its business organization, preserve its assets, rights and properties in good repair and condition, keep available the services of its current officers, employees and consultants and preserve its goodwill and its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with it.

(b)Conduct of Business by Dakota. During the period from the date of this Agreement to the earlier of the Second Merger Effective Time and the date of any termination of this Agreement pursuant to Section 8.1, except as consented to in writing in advance by JR or as otherwise specifically required by this Agreement, Dakota shall, and shall cause each of its Subsidiaries to, carry on its business in the ordinary course consistent with past practice and use reasonable best efforts to preserve intact its business organization, preserve its assets, rights and properties in good repair and condition, keep available the services of its current officers, employees and consultants and preserve its goodwill and its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with it, in each case, subject to the restrictions set forth in the next sentence.

(c)General Conduct of Business. During the period from the date of this Agreement to the earlier of the Second Merger Effective Time and the date of any termination of this Agreement pursuant to Section 8.1, except as specifically required by this Agreement, Dakota shall not, and shall not permit any of its Subsidiaries to, without JR’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed) and JR shall not, and shall not permit any of its Subsidiaries (other than Dakota and its Subsidiaries) to, without Dakota’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed):

(i)amend or otherwise change its articles of incorporation or bylaws or any similar governing instruments;

(ii)issue, deliver, sell, pledge, dispose of or encumber any shares of capital stock, options, restricted stock, warrants, convertible securities or other rights exercisable therefor or convertible thereinto, or grant to any Person any other right to acquire any shares of its capital stock;

(iii)declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (except for any dividend or distribution by a wholly-owned Subsidiary of Dakota to Dakota or to its other wholly-owned Subsidiaries);

(iv)adjust, split, combine, redeem, repurchase or otherwise acquire any shares of capital stock, options, restricted stock, warrants, convertible securities or other rights exercisable therefor or convertible thereinto, or reclassify, combine, split, subdivide or otherwise amend the terms of its capital stock, options, restricted stock, warrants, convertible securities or other rights exercisable therefor or convertible thereinto, other than the 1-for-4 reverse stock split of Dakota Stock to be effected prior to the Closing;

(v)(A) acquire (whether by merger, consolidation or acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or any assets other than purchases of inventory and other assets in the ordinary course of business; or (B) sell or otherwise dispose of (whether by merger, consolidation or acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or any assets, other than sales or dispositions of inventory and other assets in the ordinary course of business;

(vi)other than in the ordinary course of business consistent with past practice, enter into, materially amend or terminate any material Contract (other than terminations at the expiration of their respective terms);

(vii)make or receive any payment to or from, or enter into any transaction or contract with, any of its Affiliates (other than wholly-owned Subsidiaries), or change, modify or amend any Contract or transaction with any of its Affiliates (other than wholly-owned Subsidiaries);

(viii)incur any operating expenditures or capital expenditures or any obligations or liabilities in respect thereof, except, with respect to Dakota, in accordance with Dakota’s existing operating budget and capital expenditure budget;

(ix)adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

(x)fail to maintain in full force and effect in all material respects, or fail to use commercially reasonable efforts to replace, extend or renew, material insurance policies existing as of the date hereof;

(xi)release, compromise or cancel any debts owed to such Person and its Subsidiaries, other than settlement of accounts with customers and suppliers in the ordinary course of business

(xii)other than any New Holdco Financing, (A) incur, assume or suffer to exist any Indebtedness for borrowed money (including any long-term or short-term debt) or issue any debt securities, except for loans or advances by Dakota or direct or indirect wholly owned Subsidiaries of Dakota to Dakota or direct or indirect wholly owned Subsidiaries of Dakota; (B) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, except with respect to obligations of Dakota or direct or indirect wholly owned Subsidiaries of Dakota; and (C) make any loans, advances or capital contributions to, or investments in, any other Person, except to or in Dakota or any of its wholly-owned Subsidiaries;

(xiii)except to the extent required by applicable Law (including Section 409A of the Code) or the terms of any benefit plan in effect as of the date hereof, (A) grant or increase the rate, terms, or level of compensation, compensation opportunities, severance, retention, incentive, termination, change in control pay, or any other benefits of any director, officer, employee or independent contractor, (B) terminate, modify, amend or adopt any compensation or benefit plan, policy, program, practice, including any pension, retirement, profit-sharing, bonus or other employee benefit or welfare benefit plan with or for the benefit or its employees, officers, directors or independent contractors, (C) accelerate or agree to accelerate the vesting of, or the lapsing of restrictions with respect to any compensation or benefit under any benefit plan or any other Contract (whether written or unwritten), (D) grant any severance, change in control or termination pay to any current or former director, officer, employee or independent contractor, (E) grant, issue, or amend, or promise to grant, issue, or amend, any cash- or equity-based incentive award (including in respect of stock options, stock appreciation rights, performance units, restricted stock or other equity or equity-based awards), (F) enter into, adopt, or engage in negotiations regarding any collective bargaining agreement, works council or health and safety committee agreement, or any similar collective labor agreement or arrangement, (G) hire or engage any individual or terminate any employee or other individual service provider (other than a termination for cause), or (H) terminate employees in such numbers as would trigger any liability under the Workers Adjustment Retraining and Notification Act of 1988, as amended, or any similar foreign, state or local Law;

(xiv)sell, assign, lease, transfer, license, mortgage, pledge, abandon or otherwise dispose of any of its material assets (including intellectual property), other than sales of inventory or equipment, sub-leases and licenses and other transactions in the ordinary course of business;

(xv)implement or adopt any material change in its methods of accounting (including any cash management, billing, payment or collection practices with respect to accounts payable, accounts receivable, accrued liabilities, other liabilities or obligations, or otherwise), except as may be appropriate to conform to changes in statutory or regulatory accounting rules or GAAP or regulatory requirements with respect thereto;

(xvi)compromise, settle or agree to settle any Action (including any Action relating to this Agreement or the transactions contemplated hereby), or consent to the same;

(xvii)make, change or revoke any material Tax election, settle, compromise or consent to any extension or waiver of the limitation period applicable to any audit, assessment or claim for material Taxes, amend any material Tax Return, enter into any closing agreement with any Governmental Entity regarding material Taxes or surrender any claim for a refund of material Taxes; or

(xviii)agree to take any of the actions described in Section 6.1(c)(i) through Section 6.1(c)(xvii).

(d)Nothing contained in this Agreement shall give (i) JR, directly or indirectly, the right to control or direct Dakota or the operations of any of its Subsidiaries prior to the Effective Time, or (ii) Dakota, directly or indirectly, the right to control or direct JR or the operations of any of the JR Subsidiary prior to the Effective Time. Prior to the Effective Time, Dakota shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations and prior to the Effective Time, JR shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and the JR Subsidiary’s respective operations.

Section 6.2 No Solicitation; Recommendation of the Merger.

(a)Subject to the terms of Section 6.2(c), , until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Second Merger Effective Time, Dakota shall not, and shall cause each of its Subsidiaries not to, and shall instruct and use its reasonable best efforts to cause its directors, officers, employees, investment bankers, attorneys, accountants and other advisors or representatives (collectively, “Representatives”) not to, directly or indirectly, (i) solicit, initiate or knowingly encourage or facilitate (including by way of furnishing or disclosing information) any inquiry, proposal or offer with respect to, or the announcement, making or completion of, any Acquisition Proposal, or any inquiry, proposal or offer that is reasonably likely to lead to any Acquisition Proposal, (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Person (other than JR or its Representatives) any non-public information or data in furtherance of, any Acquisition Proposal or any inquiry, proposal or offer that is reasonably likely to lead to any Acquisition Proposal, (iii) enter into any agreement in principle, memorandum of understanding, letter of intent, term sheet, acquisition agreement, merger agreement, share exchange agreement, consolidation agreement, option agreement, joint venture agreement or partnership agreement relating to any Acquisition Proposal (other than an Acceptable Confidentiality Agreement pursuant to Section 6.2(c)), (iv) grant any waiver, amendment or release under or fail to enforce any standstill or confidentiality agreement (other than to the extent the Board of Directors of Dakota determines in good faith (after consultation with outside counsel) that failure to take any of such actions under clause (iv) would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law) or (v) propose publicly to do any of the foregoing. Dakota shall, and shall cause its Subsidiaries to, and shall use its reasonable best efforts to cause its and their Representatives to, (A) terminate all existing negotiations with any Person and its Representatives (other than JR or its Representatives) with respect to any Acquisition Proposal or that could lead to an Acquisition Proposal, (B) enforce any confidentiality or standstill agreement or provisions of similar effect (subject to the parenthetical in clause (iv) of this Section 6.2(a)) to which Dakota or any of its Subsidiaries is a party or of which Dakota or any of its Subsidiaries is a beneficiary with regard to any Acquisition Proposal, (C) cease providing any Person or its Representatives (other than JR or its Representatives) with any further information respect to Dakota, its Subsidiaries or any Acquisition Proposal, (D) request the prompt return or destruction, to the extent permitted by any confidentiality agreement, of all non-public information or data furnished prior to the date hereof to any such Person and its Representatives with respect to any Acquisition Proposal and (E) immediately terminate all physical and electronic data room access granted prior to the date hereof to any such Person, its Subsidiaries or any of their respective Representatives with respect to any Acquisition Proposal. It is understood that any violation of the restrictions on Dakota set forth in this Section 6.2(a) by any Subsidiary of Dakota or any of the Representatives of Dakota or any of its Subsidiaries shall be deemed a breach of this Section 6.2(a) by Dakota.

(b)Except as otherwise required pursuant to NRS 92A.120(10) or as provided in Section 6.2(d) and Section 6.2(e), the Board of Directors of Dakota shall not (i) fail to make or withdraw (or modify or qualify in any manner adverse to JR or publicly propose to withdraw, modify or qualify in any manner adverse to JR) the Dakota Board Recommendation or the approval, adoption or declaration of the advisability this Agreement and the transactions contemplated hereby (including the Mergers and the New Holdco Share Issuance), (ii) adopt, approve, or publicly recommend, endorse or otherwise declare advisable, or propose publicly to adopt, approve, recommend, endorse or otherwise declare advisable, any Acquisition Proposal, (iii) fail to include the Dakota Board Recommendation in whole or in part in the Joint Disclosure Statement/Prospectus or any filing or amendment or supplement relating thereto, (iv) fail to recommend against any then-pending tender or exchange offer that constitutes an Acquisition Proposal within ten (10) Business Days after it is announced or (v) fail, within ten (10) Business Days of a request by JR following the public announcement of an Acquisition Proposal, to reaffirm the Dakota Board Recommendation (each such action set forth in this Section 6.2(b) being referred to herein as an “Adverse Recommendation Change”).

(c)Notwithstanding Section 6.2(a), at any time prior to obtaining the Dakota Stockholder Approval, Dakota may, in response to an unsolicited bona fide written Acquisition Proposal which was made after the date of this Agreement that did not result from a breach of Section 6.2(a) and that the Board of Directors of Dakota determines in good faith based on the information then available and after consultation with a financial advisor of nationally recognized reputation and outside legal counsel, constitutes or is reasonably likely to lead to a Superior Proposal and that failing to take such action would be inconsistent with its fiduciary duties under applicable Law, furnish non-public information or data with respect to itself and its Subsidiaries to the Person making such Acquisition Proposal (and its Representatives) pursuant to a confidentiality agreement on terms that, taken as a whole, are consistent with industry best practices (an “Acceptable Confidentiality Agreement”); provided, that (A) any non-public information or data provided to any such Person given such access shall have previously been provided to JR or shall be provided (to the extent permitted by applicable Law) to JR prior to or substantially concurrently with the time it is provided to such Person and (B) no non-public information or data with respect to JR or the JR Subsidiary shall be provided to any such Person. Dakota shall notify JR in writing promptly (but in no event later than 24 hours) after receipt by Dakota, its Subsidiaries or any of their respective Representatives of any Acquisition Proposal, any indication that a Person intends to make an Acquisition Proposal or any request for information relating to Dakota and its Subsidiaries or for access to the business, books or records of Dakota or any of its Subsidiaries, in each case by any Person that intends to make or is considering making an Acquisition Proposal. Dakota shall identify to JR such Person making, and provide JR with the terms and conditions of, any such Acquisition Proposal, indication or request (including any material changes thereto). Dakota shall keep JR reasonably informed on a current basis of any material developments, discussions or negotiations regarding any such Acquisition Proposal, indication or request (including any changes thereto), and shall promptly (but in no event later than 24 hours after receipt) provide to JR copies of all correspondence and written materials sent or provided to Dakota or any of its Subsidiaries that describes any terms or conditions of any Acquisition Proposal (as well as written summaries of any material oral communications addressing such matters).

(d)At any time prior to obtaining the Dakota Stockholder Approval and following compliance with this Section 6.2(c), the Board of Directors of Dakota may make an Adverse Recommendation Change or terminate this Agreement pursuant to Section 8.1(c)(ii) to enter into a definitive written acquisition agreement with respect to a Superior Proposal, if and only if:

(i)if the Board of Directors of Dakota shall have determined in good faith (after consultation with a financial advisor of nationally recognized reputation and outside legal counsel) that the failure to do so would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law;

(ii)Dakota shall have notified JR in writing, at least five (5) Business Days prior to taking such action (the “Notice Period”), of its intention to do so (which notice shall specify in reasonable detail the basis for the Adverse Recommendation Change or termination of this Agreement and, if such circumstance is based upon receipt of a Superior Proposal, shall include the material terms and conditions of such Superior Proposal and the identity of the Person making such Superior Proposal and include copies of the current drafts of all material agreements between Dakota and the party making such Superior Proposal and any other material documents or agreements that relate to such Superior Proposal (it being understood and agreed that such notice or the public disclosure by Dakota of such notice shall not in and of itself constitute an Adverse Recommendation Change));

(iii)during the Notice Period, Dakota shall have negotiated with JR in good faith (to the extent JR wishes to negotiate) to make such adjustments to the terms and conditions of this Agreement such that, if a Superior Proposal has been made, such Superior Proposal no longer constitutes a Superior Proposal or, in connection with an Adverse Recommendation Change, failure to make an Adverse Recommendation Change would no longer reasonably be expected to be inconsistent with the fiduciary duties of the Board of Directors of Dakota; and

(iv)the Board of Directors of Dakota shall have determined, after the close of business on the last day of the Notice Period, in good faith (after consultation with a financial advisor of nationally recognized reputation and outside legal counsel and after giving effect to any adjustments proposed by JR in writing during the Notice Period) that failure to so terminate this Agreement in accordance with 0 or make an Adverse Recommendation Change, as applicable, would reasonably be expected to be inconsistent with the fiduciary duties of the Board of Directors of Dakota under applicable Law; provided, that in the event of any material change to the material terms of such Superior Proposal, Dakota shall, in each case, have delivered to JR an additional notice consistent with that described in 0 above and the Notice Period shall have recommenced (in which case such Notice Period shall be for two (2) Business Days instead of five (5) Business Days).

(e)Nothing contained in this Agreement shall prohibit Dakota or the Board of Directors of Dakota from (i) issuing a “stop, look and listen” communication pursuant to Rule 14d-9(f) under the Exchange Act or taking and disclosing a position contemplated by Rule 14e-2(a), 14d-9 or Item 1012(a) of Regulation M-A under the Exchange Act, or (ii) making any disclosure to the stockholders of Dakota if, in the good faith judgment of the Board of Directors of Dakota (after consultation with outside counsel), failure to so disclose would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law. Any disclosure referred to in clauses (i) and (ii) shall not be deemed to be an Adverse Recommendation Change so long as (A) any such disclosure includes the Dakota Board Recommendation without any modification or qualification thereof or continues the prior recommendation of the Board of Directors of Dakota and (B) does not contain an express Adverse Recommendation Change.

(f)Notwithstanding anything to the contrary set forth in this Agreement, upon the occurrence of any Intervening Event, the Board of Directors of Dakota may, at any time prior to the time the Dakota Stockholder Approval is obtained, make an Adverse Recommendation Change if (i) Dakota shall have (A) provided JR five (5) Business Days’ prior written notice, which shall (I) set forth in reasonable detail information describing the Intervening Event and (II) state expressly that the Board of Directors of Dakota has determined to make an Adverse Recommendation Change and (B) prior to making such an Adverse Recommendation Change, engaged in good faith with JR (to the extent JR wishes to engage) during such five (5) Business Day period to consider any adjustments proposed by JR to the terms and conditions of this Agreement such that the failure of the Board of Directors of Dakota to make an Adverse Recommendation Change in response to the Intervening Event would no longer reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable Law and (ii) the Board of Directors of Dakota shall have determined in good faith, after consultation with its outside legal counsel, that in light of such Intervening Event and taking into account any revised terms proposed by JR, the failure to make an Adverse Recommendation Change would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable Law.

Section 6.3 Preparation of Documents; Dakota Stockholders’ Meeting.

(a)As promptly as practicable after the date of this Agreement, (i) JR shall prepare, with assistance and input from Dakota, and New Holdco shall file with the SEC a Registration Statement on Form S-4 (together with all amendments thereto, the “Form S-4”) (in which the Joint Disclosure Statement/Prospectus will be included) relating to the registration of the shares of New Holdco Stock to be issued to stockholders of Dakota pursuant to the Second Merger and, except to the extent not permitted by the SEC, the shares of New Holdco Stock to be issued to the holders of JR Stock pursuant to the First Merger; and (ii) Dakota and JR shall jointly prepare and Dakota shall file with the SEC a joint proxy and consent solicitation/information statement/prospectus (as amended or supplemented from time to time, the “Joint Disclosure Statement/Prospectus”) to be (x) sent to stockholders of Dakota relating to the special meeting of stockholders of Dakota (the “Dakota Stockholders Meeting”) to be held to obtain the Dakota Stockholder Approval, the advisory vote required by Rule 14a-21(c) under the Exchange Act in connection therewith, if requested by JR, a vote to approve an equity plan for New Holdco and a vote to approve the adjournment of the Dakota Stockholders Meeting, if necessary or appropriate, to solicit additional proxies and votes if there are insufficient votes at the time of the Dakota Stockholders Meeting to obtain the Dakota Stockholder Approval (it being agreed that such special meeting may be a virtual special meeting) and (y) sent to stockholders of JR relating to the special meeting of stockholders of JR (the “JR Stockholders Meeting”) to be held to obtain the JR Stockholder Approval. The Joint Disclosure Statement/Prospectus and Form S-4 shall comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder, the NRS (including the Dissenter’s Rights Statutes) and other applicable Law.

(b)Each of JR and Dakota shall use its reasonable best efforts to have the Joint Disclosure Statement/Prospectus cleared by the SEC and the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing and keep the Form S-4 effective for so long as necessary to consummate the Mergers. Each of JR and Dakota shall, as promptly as practicable after the receipt thereof, provide the other party with copies of any written comments and advise the other party of any oral comments with respect to the Joint Disclosure Statement/Prospectus and the Form S-4 received by such party from the SEC or its staff, including any request from the SEC or its staff for amendments or supplements to the Joint Disclosure Statement/Prospectus and the Form S-4, and shall provide the other with copies of all correspondence between it and its Representatives, on the one hand, and the SEC and its staff, on the other hand. Notwithstanding the foregoing, prior to filing the Form S-4 (including any amendments and supplements thereto) or mailing the Joint Disclosure Statement/Prospectus or responding to any comments of the SEC with respect thereto, each of JR and Dakota (i) shall provide the other with a reasonable opportunity to review and comment on such document or response (including the proposed final version of such document or response) and (ii) shall give due consideration to including in such document or response any comments reasonably proposed by the other. Each of New Holdco, JR and Dakota shall advise the others, promptly after receipt of notice thereof, of the time of effectiveness of the Form S-4, the issuance of any stop order relating thereto or the suspension of the qualification of shares of New Holdco Stock for offering or sale in any jurisdiction, and each of JR and Dakota shall use its reasonable best efforts to have any such stop order or suspension lifted, reversed or otherwise terminated. The parties shall use reasonable best efforts to take any other action required to be taken under the Securities Act, the Exchange Act, the NRS and the listing rules of the NYSE American in connection with the filing and distribution of the Joint Disclosure Statement/Prospectus and the Form S-4, and the solicitation of proxies from stockholders of Dakota and the solicitation of consents from stockholders of JR.

(c)Each of JR, Dakota and New Holdco shall use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, necessary, proper or advisable under applicable Laws and rules and policies of the NYSE American and the SEC to cause the listing of the New Holdco Stock on the NYSE American to be approved no later than the First Merger Effective Time, subject to official notice of issuance. Each of JR, Dakota and New Holdco shall also use its reasonable best efforts to obtain all necessary state securities Law or “Blue Sky” permits and approvals required to carry out the transactions contemplated by this Agreement (provided, that in no event shall JR, Dakota, Merger Sub 1, Merger Sub 2 or New Holdco be required to qualify to do business in any jurisdiction in which it is not now so qualified or file a general consent to service of process).

(d)Each of JR and Dakota shall, upon request, furnish to the other all information concerning itself, its Subsidiaries, directors, officers and (to the extent reasonably available to the applicable party) equityholders and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of JR, Dakota or any of their respective Subsidiaries to the NYSE American, or any Governmental Entity (including the Form S-4 and the Joint Disclosure Statement/Prospectus) in connection with the Mergers and the other transactions contemplated by this Agreement. In addition, as soon as reasonably practical after the date hereof, JR shall prepare and deliver to Dakota (i) the consolidated balance sheet of JR and the JR Subsidiary as at March 31, 2021, and the related audited consolidated statements of operations, cash flows and members’ equity of JR and the JR Subsidiary, together with all related notes and schedules thereto, accompanied by the reports thereon of JR’s independent auditors and (ii) unaudited pro forma financial statements for the First Surviving Corporation including footnotes and management discussion and analysis sections, in the case of each of clauses (i) and (ii), that are compliant with applicable Laws for inclusion in the Joint Disclosure Statement/Prospectus and the Form S-4. As soon as reasonably practical after the date hereof, Dakota shall (i) prepare and deliver to JR interim financial statements of Dakota and its Subsidiaries (including footnotes) that are required by the Exchange Act or the Securities Act, as applicable, to be included in the Joint Disclosure Statement/Prospectus and the Form S-4 that have been reviewed by Dakota’s independent registered public accounting firm, (ii) provide to JR management’s discussion and analysis of interim and annual consolidated financial statements, (iii) cause Dakota’s independent registered public accounting firm to consent to the inclusion or incorporation by reference of the audit reports on the annual audited consolidated financial statements of Dakota included in the Form S-4, (iv) provide JR with information necessary to prepare selected financial data with respect to Dakota as required by Regulation S-K of the Securities Act, and (v) provide JR with information concerning Dakota necessary to enable JR and Dakota to prepare required pro forma financial statements and related footnotes, in each case, to the extent reasonably necessary to permit the parties to prepare the Form S-4.

(e)If at any time any information relating to Dakota or JR, or any of their respective Affiliates, officers or directors, should be discovered by Dakota or JR that should be set forth in an amendment or supplement to the Joint Disclosure Statement/Prospectus or Form S-4 so that any of such documents would not contain any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall promptly be filed with the SEC and, to the extent required under applicable Law, disseminated to stockholder of Dakota or the stockholders of JR; provided, that the delivery of such notice and the filing of any such amendment or supplement shall not affect or be deemed to modify any representation or warranty made by any party hereunder or otherwise affect the remedies available hereunder to any party.

(f)In consultation with JR, Dakota will set preliminary record dates for the Dakota Stockholders Meeting and commence broker searches pursuant to Section 14a-13 of the Exchange Act in connection therewith. As promptly as practicable after the effectiveness of the Form S-4, Dakota shall cause a copy of the Joint Disclosure Statement/Prospectus to be delivered to each stockholder of Dakota who was a stockholder of Dakota as of the record date for the Dakota Stockholders Meeting. Except as otherwise required pursuant to NRS 92A.120(10), as promptly as practicable after the effectiveness of the Form S-4, Dakota shall duly call, give notice of, convene and hold the Dakota Stockholders Meeting solely for the purpose of obtaining the Dakota Stockholder Approval, the advisory vote required by Rule 14a-21(c) under the Exchange Act in connection therewith, if requested by JR, a vote to approve an equity plan for New Holdco and a vote to approve the adjournment of the Dakota Stockholders Meeting, if necessary or appropriate, to solicit additional proxies and votes if there are insufficient votes at the time of the Dakota Stockholders Meeting to obtain the Dakota Stockholder Approval. Except as otherwise required pursuant to NRS 92A.120(10) and subject to Section 6.2(c), Dakota shall use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, necessary, proper or advisable on its part to cause each of the Dakota Stockholder Approval, the advisory vote required by Rule 14a-21(c) under the Exchange Act in connection therewith and, if requested by JR, a vote to approve an equity plan for New Holdco to be received at the Dakota Stockholders Meeting or any adjournment or postponement thereof. Except as otherwise required pursuant to NRS 92A.120(10) or unless this Agreement has been terminated pursuant to Section 7.1, Dakota’s obligation to call, give notice of, convene and hold the Dakota Stockholders Meeting in accordance with the foregoing sentence of this Section 6.3(f) shall apply notwithstanding the commencement, disclosure, announcement or submission of any Acquisition Proposal to Dakota, the Board of Directors of Dakota, its Representatives or the stockholders of Dakota, or any Adverse Recommendation Change, and Dakota shall not submit to the vote of its stockholders any Acquisition Proposal other than this Agreement the Second Merger and the transactions contemplated hereby.

(g)Dakota may postpone or adjourn the Dakota Stockholders Meeting (i) with the consent of JR, (ii) if, on a date for which the Dakota Stockholders Meeting is scheduled, Dakota has not received proxies representing a number of shares of the Dakota Stock sufficient to obtain the Dakota Stockholder Approval, solely for the purpose of soliciting additional proxies and votes in favor of the Dakota Stockholder Approval (which postponements or adjournments shall be for the minimum time, in the reasonable judgment of Dakota, as is necessary to obtain such additional proxies and votes required to obtain the Dakota Stockholder Approval), or (iii) if the failure to adjourn or postpone the Dakota Stockholders Meeting would, in the good faith opinion of the Board of Directors of Dakota, after consultation with outside counsel, reasonably be expected to be a violation of applicable Law, or be required for the distribution of any required supplement or amendment to the Joint Disclosure Statement/Prospectus which failure to supplement or amend would be inconsistent with its fiduciary duties under applicable Law, and then only for the minimum time that the Board of Directors of Dakota has determined in good faith after consultation with outside counsel is reasonably necessary to comply with applicable Law or give the stockholders of Dakota the required time to evaluate any applicable information or disclosure.

(h)As promptly as practicable after the effectiveness of the Form S-4, JR shall cause a copy of the Joint Disclosure Statement/Prospectus to be delivered to each stockholder of JR who was a stockholder of JR as of the record date for the JR Stockholders Meeting. As promptly as practicable after the effectiveness of the Form S-4, JR shall duly call, give notice of, convene and hold the JR Stockholders Meeting solely for the purpose of obtaining the JR Stockholder Approval and a vote to approve the adjournment of the JR Stockholders Meeting, if necessary or appropriate, to solicit additional proxies and votes if there are insufficient votes at the time of the JR Stockholders Meeting to obtain the JR Stockholder Approval. JR shall use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, necessary, proper or advisable on its part to cause the JR Stockholder Approval to be received at the JR Stockholders Meeting or any adjournment or postponement thereof.

Section 6.4 Access to Information; Confidentiality.

(a)Upon reasonable advance notice in writing, and except as may otherwise be required by applicable Law, JR shall, and shall cause the JR Subsidiary to, afford to Dakota and its Representatives reasonable access during normal business hours, during the period prior to the First Merger Effective Time or the termination of this Agreement in accordance with its terms, to such information, properties and personnel regarding JR and the JR Subsidiary as shall be reasonably requested by such parties.

(b)Upon reasonable advance notice in writing, and except as may otherwise be required by applicable Law, Dakota shall, and shall cause each of its Subsidiaries to, afford to JR and its Representatives reasonable access during normal business hours, during the period prior to the First Merger Effective Time or the termination of this Agreement in accordance with its terms, to such information, properties and personnel regarding Dakota and its Subsidiaries as shall be reasonably requested by JR.

(c)All such information shall be held as confidential by Dakota and JR and their Affiliates and Representatives.

Section 6.5 Reasonable Best Efforts.

(a)Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use reasonable best efforts to take, or cause to be taken, all actions that are necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Mergers and the other transactions contemplated by this Agreement, including using reasonable best efforts to accomplish the following: (i) obtain all required consents, approvals or waivers from, or participation in other discussions or negotiations with, third parties, including as required under any material Contract, (ii) obtain all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities, make all necessary registrations, declarations and filings and make all commercially reasonable efforts to obtain an approval or waiver from, or to avoid any Action by, any Governmental Entity, and (iii) execute and deliver any additional instruments necessary to consummate the transactions contemplated hereby and fully to carry out the purposes of this Agreement; provided, that neither Dakota nor any of its Subsidiaries shall commit to the payment of any fee, penalty or other consideration or make any other concession, waiver or amendment under any Contract in connection with obtaining any consent without the prior written consent of JR. Subject to applicable Law relating to the exchange of information, Dakota and JR shall each have the right to review in advance, and to the extent practicable each shall consult with the other in connection with, all of the information relating to Dakota or JR, as the case may be, and any of their respective Subsidiaries, that appears in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement. In exercising the foregoing rights, each of Dakota and JR shall act reasonably and as promptly as practicable. Subject to applicable Law and the instructions of any Governmental Entity, Dakota and JR shall keep each other reasonably apprised of the status of matters relating to the completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other written communications received by Dakota or JR, as the case may be, or any of their respective Subsidiaries, from any Governmental Entity and/or third party with respect to such transactions, and, to the extent practicable under the circumstances, shall provide the other party and its counsel with the opportunity to participate in any meeting with any Governmental Entity in respect of any filing, investigation or other inquiry in connection with the transactions contemplated hereby.

(b)Notwithstanding anything to the contrary in this Agreement, in connection with obtaining any approval or consent from any Person (other than any Governmental Entity) with respect to the Merger and the other transactions contemplated by this Agreement, neither Dakota nor JR nor any of their respective Representatives, shall be obligated to pay or commit to pay to such Person whose approval or consent is being solicited any cash or other consideration, make any accommodation or commitment or incur any liability or other obligation to such Person. Subject to the immediately foregoing sentence, the parties shall cooperate with respect to reasonable accommodations that may be requested or appropriate to obtain such consents.

Section 6.6 Takeover Laws. JR, Dakota, New Holdco, Merger Sub 1 and Merger Sub 2 shall use their respective best efforts to (a) take no action to cause any “fair price,” “moratorium,” “control share acquisition” or similar antitakeover Law (collectively, “Takeover Laws”) to become applicable to this Agreement, the Mergers or any of the other transactions contemplated hereby and (b) if any Takeover Law is or becomes applicable to this Agreement, the Mergers or any of the other transactions contemplated hereby, take all action necessary to ensure that the Mergers and the other transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such Takeover Law with respect to this Agreement, the Mergers and the other transactions contemplated hereby.

Section 6.7 Notification of Certain Matters; Transaction Litigation.

(a)JR and Dakota shall promptly notify each other of (a) any notice or other communication received by such party from any Governmental Entity in connection with the Merger or the other transactions contemplated hereby or from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated hereby, (b) any other notice or substantive communication from any Governmental Entity in connection with the transactions contemplated hereby, (c) any Action commenced or, to such party’s knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its Subsidiaries which relate to the transactions contemplated hereby or (d) any change, condition or event (i) that renders or would reasonably be expected to render any representation or warranty of such party set forth in this Agreement (disregarding any materiality qualification contained therein) to be untrue or inaccurate such that the applicable closing conditions would not be satisfied if the Closing were to be held on the date such representation or warranty became untrue or inaccurate or (ii) that results or would reasonably be expected to result in any failure of such party to comply with or satisfy in any material respect any covenant, condition or agreement (including any condition set forth in Article VII) to be complied with or satisfied hereunder; provided, that no such notification shall affect any of the representations, warranties, covenants, rights or remedies, or the conditions to the obligations of, the parties hereunder.

(b)JR and its Representatives shall give prompt (but no later than one Business Day) notice to Dakota, and Dakota and its Representatives shall give prompt (but no later than one Business Day) notice to JR, of any Action commenced or, to such party’s knowledge, threatened against, relating to or involving such party or any of their Subsidiaries, respectively, or any of their respective directors or officers that relates to this Agreement, the Mergers or the other transactions contemplated by this Agreement. Dakota and its Representatives shall give JR the opportunity to participate in (but not control) the defense and settlement of any Action against Dakota and/or its Representatives relating to this Agreement, the Mergers and the other transactions contemplated by this Agreement, and no such settlement shall be agreed to without JR’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed). JR and its Representatives shall give Dakota the opportunity to participate in (but not control) the defense and settlement of any Action against JR and/or its Representatives relating to this Agreement, the Mergers and the other transactions contemplated by this Agreement, and no such settlement shall be agreed to without Dakota’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed). JR and Dakota agree to cooperate with each other with respect to the defense and settlement of any Action relating to this Agreement, the Mergers and the other transactions contemplated by this Agreement.

Section 6.8 Indemnification, Exculpation and Insurance.

(a)New Holdco agrees that all rights to indemnification existing in favor of the current or former directors and officers of (i) JR as provided in the articles of incorporation and bylaws of JR as in effect on the date of this Agreement, for acts or omissions occurring prior to the First Merger Effective Time and (ii) Dakota as provided in the articles of incorporation and bylaws of Dakota as in effect on the date of this Agreement, for acts or omissions occurring prior to the Second Merger Effective Time, shall be assumed and performed by the First Surviving Corporation and the Second Surviving Corporation, respectively, and shall continue in full force and effect until the expiration of the applicable statute of limitations with respect to any claims against such directors or officers arising out of such acts or omissions, except as otherwise required by applicable Law.

(b) Prior to the First Merger Effective Time and the Second Merger Effective Time, respectively, each of JR and Dakota may, at such party’s option and expense, purchase (and pay in full the aggregate premium for) a “tail” directors’ and officers’ liability insurance policy with coverage and amounts containing terms and conditions that are substantially equivalent to and in any event not less favorable to the current and former officers and directors of JR and Dakota, respectively, in the aggregate, with respect to claims arising out of or relating to events that occurred before or at the First Merger Effective Time and the Second Merger Effective Time, respectively (including in connection with the negotiation and execution of this Agreement and the transactions contemplated by this Agreement), than the current policies of directors’ and officers’ liability insurance maintained by JR and Dakota, respectively, to the extent that such a policy can be obtained at a cost that does not exceed 300% of the last annual premium paid by JR and Dakota, respectively, for the current policies of directors’ and officers’ liability insurance maintained by JR and Dakota as of the date of this Agreement provided, that if JR or Dakota, as applicable, is unable to so acquire such a “tail” policy then New Holdco shall cause the First Surviving Corporation or the Second Surviving Corporation, as applicable, to maintain in effect for at least six years after the Effective Time the current policies of directors’ and officers’ liability insurance maintained by JR or Dakota, as the case may be, or policies with coverage and amounts containing terms and conditions that are no less advantageous to the insured Persons with respect to claims arising out of or relating to events that occurred before or at the First Merger Effective Time or the Second Merger Effective Time, as the case may be (including in connection with the negotiation and execution of this Agreement and the transactions contemplated by this Agreement), so long as JR or the First Surviving Corporation or Dakota or the Second Surviving Corporation, as applicable, are not required to pay an aggregate premium in excess of 300% of the last annual premium paid for such insurance before the date of this Agreement (such 300% amount being the “Maximum Premium”). If JR or Dakota is unable to obtain the “tail” policy and New Holdco or the First Surviving Corporation or the Second Surviving Corporation, as the case may be, is unable to obtain the insurance described in the prior sentence for an amount less than or equal to the applicable Maximum Premium, then New Holdco shall cause the First Surviving Corporation or the Second Surviving Corporation, as applicable, to instead obtain as much comparable insurance as possible for an annual premium equal to the applicable Maximum Premium.

(c)The provisions of this Section 6.8 shall survive consummation of the Mergers and are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her legal representatives.

Section 6.9 Public Announcements. Each of Dakota, on the one hand, and JR, on the other hand, shall consult with each other before issuing, and give each other a reasonable opportunity to review and comment upon, any press release or other public statements with respect to this Agreement, the Mergers and the other transactions contemplated hereby and shall not issue any such press release or make any public announcement without the prior written consent of the other, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system. The initial press release of the parties announcing the execution of this Agreement shall be a joint press release of Dakota and JR in a form that is mutually agreed.

Section 6.10 Section 16 Matters. Prior to the Effective Time, each of New Holdco, Dakota and JR shall take all such steps as may be necessary or appropriate to cause the transactions contemplated by this Agreement, including any dispositions of Dakota Stock or acquisitions of New Holdco Stock resulting from the transactions contemplated by this Agreement by each individual who is or will become subject to such reporting requirements to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 6.11 Certain Tax Matters.

(a)Each of New Holdco, Dakota and JR shall use its reasonable best efforts to deliver to Dorsey & Whitney LLP, counsel to JR (“JR’s Counsel”), a “Tax Representation Letter,” dated as of the Closing Date (and, if requested, dated as of the date the Form S-4 shall have been declared effective by the SEC), signed by an officer of New Holdco, Dakota or JR, as applicable, and containing representations of New Holdco, Dakota or JR, as applicable, in each case, as shall be reasonably necessary or appropriate to enable JR’s Counsel to render the Tax Opinion.

(b)JR shall use its reasonable best efforts to obtain from JR’s Counsel the Tax Opinion (and any similar opinion to be attached as an exhibit to the Form S-4).

(c)From and after the date hereof and until the Effective Time, none of Dakota, JR or any of their respective Subsidiaries shall knowingly (i) take any action, or fail to take any action, as a result of which: (A) the Mergers, taken together, are reasonably likely to fail to qualify as a single integrated transaction described in Section 351 of the Code or (B) the First Merger is reasonably likely to fail to qualify as a tax-deferred reorganization described in Sections 368(a)(1)(A) and (a)(2)(E) of the Code or (ii) enter into any contract, agreement, commitment or arrangement to take or fail to take any such action described in the foregoing clause (i).

(d)Each of Dakota, JR, New Holdco, Merger Sub 1 and Merger Sub 2 shall report the Mergers, taken together, as a single integrated transaction described in Section 351 of the Code and the First Merger as a reorganization under Section 368(a) of the Code and shall not take any inconsistent position on any Tax Return, in any audit or administrative or court proceeding, or otherwise, unless required pursuant to a “determination” within the meaning of Section 1313(a) of the Code.

(e)From and after the date hereof and until the Second Merger Effective Time, Dakota shall use its reasonable best efforts to qualify shares of Dakota Stock as “regularly traded” as described under Treasury Regulations Section 1.897-9T(d), including, without limitation, arranging for brokers or dealers to make a market in shares of Dakota Stock on the OTCQB as described under Treasury Regulations Section 1.897-9T(d)(2).

Section 6.12 New Holdco Financing.

(a)Dakota agrees and acknowledges that, prior to the Closing, JR may take such actions reasonably necessary efforts to arrange for New Holdco Financings. JR shall keep Dakota reasonably informed of the status of its efforts to arrange New Holdco Financings.

(b)Prior to the Closing, Dakota shall, and shall cause its Subsidiaries to, and use reasonable best efforts to cause its and its Subsidiaries’ respective Representatives to provide to New Holdco, JR and their respective Representatives such cooperation in connection with arranging New Holdco Financings as may be reasonably requested by JR, including:

(i)assisting in preparation for and participation, upon reasonable advance notice, in a reasonable number of meetings and calls (including customary one-on-one meetings with parties acting as lead arrangers, bookrunners or agents for, and prospective lenders of, New Holdco Financings (such parties, the “New Holdco Financing Sources”)), drafting sessions, rating agency presentations, road shows and due diligence sessions (including accounting due diligence sessions) and assisting JR and New Holdco in obtaining ratings;

(ii)assisting JR and New Holdco and the New Holdco Financing Sources in the preparation of (A) customary offering documents, private placement memoranda, bank information memoranda, prospectuses and similar marketing documents for any New Holdco Financing, including the execution and delivery of customary representation letters in connection with bank information memoranda authorizing the distribution of information to the New Holdco Financing Sources (in each case in accordance with customary syndication practices) and (B) customary materials for rating agency presentations;

(iii)delivering to JR, New Holdco and the New Holdco Financing Sources as promptly as reasonably practicable such financial, statistical and other pertinent information and projections, including such audited and interim consolidated financial information and financial statements relating to Dakota and its Subsidiaries, reasonably necessary for any New Holdco Financing, to the extent reasonably requested by JR in connection with the preparation of customary offering or information documents to be used for any New Holdco Financing, including any information necessary in order to prepare pro forma financial information;

(iv)causing its independent registered public accounting firm to cooperate with JR and New Holdco in connection with any New Holdco Financing, including by providing customary “comfort letters” (including customary “negative assurances”) and customary assistance with the due diligence activities of New Holdco, JR and the New Holdco Financing Sources, and customary consents to the inclusion of audit reports in any relevant marketing materials, registration statements and related government filings;

(v)using commercially reasonable efforts to ensure that any New Holdco Financing benefits from the existing lending relationships of Dakota and its Subsidiaries;

(vi)assisting to identify the steps for repayment on the Closing Date of the Indebtedness of Dakota or its Subsidiaries other than Indebtedness which may be mutually agreed and cooperating with any back-stop, “roll-over” or termination of any existing letters of credit thereunder (and the release and discharge of all related Liens), by providing to JR and New Holdco at least three (3) Business days prior to Closing customary pay-off letters (in substantially final form), UCC-3 financing statements, filings with the United States Patent and Trademark and/or Copyright Office, real property mortgage releases, account control agreement termination notices, and other similar and related ancillary agreements as are necessary in connection with any New Holdco Financing (it being understood that no such documentation shall become effective until the Effective Time);

(vii)using commercially reasonable efforts to obtain such consents, approvals and authorizations required in connection with the New Holdco Financing which may be reasonably requested by JR;

(viii)assisting with the preparation of customary definitive loan documentation contemplated by the New Holdco Financing (including schedules), including any customary guarantee, pledge and security documents;

(ix)cooperating with obtaining customary title insurance with respect to each material real property owned by Dakota or its Subsidiaries, as reasonably requested by JR or New Holdco;

(x)executing and delivering as of, but not before, the Closing customary definitive financing documentation as may be reasonably requested by JR or New Holdco, including pledge and security documents, guarantees, customary officer’s certificates (including, without limitation, delivery of a solvency certificate in customary form), instruments, copies of any existing surveys, UCC financing statements, filings, security agreements, control agreements, title insurance and other matters ancillary to, or required in connection with, any New Holdco Financing (including (A) delivering stock or limited liability company certificates for certificated securities and limited liability company membership or equity interests (with transfer powers executed in blank) of the borrower and its domestic subsidiaries to the extent required on the Closing Date by the terms of any New Holdco Financing and (B) using commercially reasonable best efforts to provide customary local counsel legal opinions);

(xi)taking all corporate actions reasonably requested by JR that are necessary to permit the consummation any New Holdco Financing, including with respect to corporate actions of Dakota; and

(xii)providing all documentation and other information relating to Dakota and its Subsidiaries required by applicable “know your customer” and anti-money laundering rules and regulations including the USA PATRIOT Act to the extent reasonably requested by JR or New Holdco.

(c)Dakota hereby consents to the use of all of its and its Subsidiaries’ logos in connection with any New Holdco Financing; provided, that such logos are used solely in a manner that is not intended to or reasonably likely to harm or disparage Dakota or Dakota’s Subsidiaries or the reputation or goodwill of Dakota or any Subsidiary thereof. Notwithstanding any other provision set forth herein or in any other agreement between Dakota and JR (or their respective affiliates), Dakota agrees that JR and New Holdco may share customary projections with respect to Dakota and its business with any New Holdco Financing Sources in connection with any marketing efforts in connection with the New Holdco Financing; provided, that the recipients of such information agree to customary confidentiality arrangements. Notwithstanding anything to the contrary in this Agreement, none of Dakota, any of its Subsidiaries or any of its or their respective directors or officers or other personnel shall be required by this Section 6.11(a) to (i) take any action or provide any assistance that unreasonably interferes in any material respect with the ongoing operations of Dakota and its Subsidiaries or (ii) execute or deliver any certificate, document, instrument or agreement that is effective prior to the Closing or agree to any change or modification of any existing certificate, document, instrument or agreement that is effective prior to the Closing (other than any payoff letters required to be received in connection with the New Holdco Financing). Notwithstanding the foregoing, none of Dakota or its Subsidiaries shall be required to (A) pay any commitment or other similar fee, including under any guarantee or pledge or any other document relating to or in connection with any New Holdco Financing prior to the Closing or (B) enter into any binding agreement or commitment or any resolution or otherwise take any corporate or similar action in connection with any New Holdco Financing that is not conditioned on the occurrence of the Closing.

Section 6.13 Closing Statement. Dakota will cause to be prepared and delivered to JR, at least three (3) Business Days before the Closing Date, a statement (the “Closing Statement”), in a form reasonably acceptable to JR, dated and setting forth as of the Closing Date, the Dakota Equity Number and the components of the calculation thereof.

ARTICLE VII.

CONDITIONS PRECEDENT

Section 7.1 Conditions to Each Party’s Obligation to Effect the Mergers. The obligation of each party to effect the Mergers is subject to the satisfaction at or prior to the Effective Time of the following conditions:

(a)Stockholder Approval.

(i)JR shall have obtained the JR Stockholder Approval.

(ii)Dakota shall have obtained the Dakota Stockholder Approval.

(b)No Injunctions or Legal Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by any court of competent jurisdiction or other legal restraint or prohibition shall be in effect, and no Law shall have been enacted, entered, promulgated, enforced or deemed applicable by any Governmental Entity that, in any such case, prohibits or makes illegal the consummation of the First Merger or the Second Merger.

(c)Registration Statement Effective. The Form S-4 shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Form S-4 shall have been issued and remain in effect.

(d)Dakota Stock Regularly Traded. Shares of Dakota Stock are “regularly traded” as described under Treasury Regulations Section 1.897-9T(d)(2) on the Closing Date.

(e)Tax Opinion. The Tax Opinion shall have been received by Dakota and JR.

Section 7.2 Conditions to the Obligations of Dakota. The obligation of Dakota to effect the Mergers is also subject to the satisfaction, or waiver by Dakota, at or prior to the Effective Time of the following conditions:

(a)Representations and Warranties. (i) The representations and warranties of JR set forth in Section 4.2(a) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except for de minimis inaccuracies; and (ii) the representations and warranties of JR set forth in Article IV of this Agreement (other than those set forth in Section 4.2(a)) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date).

(b)Performance of Obligations of JR. JR shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time.

(c)No JR MAE. Since the date of this Agreement there shall not have been a JR Material Adverse Effect.

(d)Officers’ Certificate. Dakota shall have received a certificate signed by an executive officer of JR certifying as to the matters set forth in Section 7.2(a), Section 7.2(b) and Section 7.2(c).

Section 7.3 Conditions to the Obligations of JR. The obligation of JR to effect the Mergers is also subject to the satisfaction, or waiver by JR, at or prior to the Effective Time of the following conditions:

(a)Representations and Warranties. (i) The representations and warranties of Dakota set forth in Section 5.2(a) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except for de minimis inaccuracies; and (ii) the representations and warranties of Dakota set forth in Article V of this Agreement (other than those set forth in Section 5.2(a)) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date).

(b)Performance of Obligations of Dakota. Dakota shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Effective Time.

(c)No Dakota MAE. Since the date of this Agreement there shall not have been a Dakota Material Adverse Effect.

(d)Officers’ Certificate. JR shall have received a certificate signed by an executive officer of Dakota certifying as to the matters set forth in Section 7.3(a), Section 7.3(b) and Section 7.3(c).

Section 7.4 Frustration of Closing Conditions. No party may rely on the failure of any condition set forth in this Article VII to be satisfied if such failure was caused by such party’s breach of this Agreement.

ARTICLE VIII.

TERMINATION, AMENDMENT AND WAIVER

Section 8.1 Termination. This Agreement may be terminated and the Mergers may be abandoned at any time prior to the Effective Time, whether before or after the Dakota Stockholder Approval or JR Stockholder Approval has been obtained:

(a)by mutual written consent of Dakota and JR;

(b)by either Dakota or JR:

(i)if the Mergers shall not have been consummated on or before December 31, 2021 (the “Outside Date”); provided, that the right to terminate this Agreement pursuant to this Section 8.1(b)(i) shall not be available to any party whose failure to fulfill in any material respect any of its obligations under this Agreement has been the primary cause of, or the primary factor that resulted in, the failure of the Mergers to be consummated by the Outside Date;

(ii)if any court of competent jurisdiction or other Governmental Entity shall have issued a judgment, order, injunction, rule or decree, or taken any other action restraining, enjoining or otherwise prohibiting any of the transactions contemplated by this Agreement and such judgment, order, injunction, rule, decree or other action shall have become final and nonappealable; provided, that the party seeking to terminate this Agreement pursuant to this Section 8.1(b)(ii) shall have complied with Section 6.5 with respect to such judgment, order, injunction, rule, decree, ruling or other action; or

(iii)if the Dakota Stockholder Approval shall not have been obtained at the Dakota Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof;

(c)by Dakota,

(i)if JR shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, or if any representation or warranty of JR shall have become untrue, which breach or failure to perform or to be true, either individually or in the aggregate, if occurring or continuing at the Effective Time (i) would result in the failure of any of the conditions set forth in Section 7.1 or Section 7.2 and (ii) cannot be or has not been cured by the earlier of (1) the Outside Date and (2) thirty (30) days after the giving of written notice to JR of such breach or failure; provided, that Dakota shall not have the right to terminate this Agreement pursuant to this Section 8.1(c)(i) if Dakota is then in material breach of any of its representations, warranties, covenants or agreements set forth in this Agreement such that the conditions set forth in Section 7.3(a) or Section 7.3(b) would not be satisfied; or

(ii)if, prior to the Dakota Stockholder Approval, the Board of Directors of Dakota determines to enter into a definitive written agreement with respect to a Superior Proposal;

(d)by JR:

(i)if Dakota shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, or if any representation or warranty of Dakota shall have become untrue, which breach or failure to perform or to be true, either individually or in the aggregate, if occurring or continuing at the Effective Time (A) would result in the failure of any of the conditions set forth in Section 7.1 or Section 7.3 and (B) cannot be or has not been cured by the earlier of (1) the Outside Date and (2) thirty (30) days after the giving of written notice to Dakota of such breach or failure; provided, that JR shall not have the right to terminate this Agreement pursuant to this Section 8.1(d)(i)0 if JR is then in material breach of any of its representations, warranties, covenants or agreements set forth in this Agreement such that the conditions set forth in Section 7.2(a) or Section 6.2(b) would not be satisfied; or

(ii)if the Board of Directors of Dakota shall have effected an Adverse Recommendation Change.

The party desiring to terminate this Agreement pursuant to this Section 8.1 (other than pursuant to Section 8.1(a)) shall give written notice of such termination to the other party.

Section 8.2 Effect of Termination. In the event of termination of this Agreement, this Agreement shall immediately become void and have no effect, without any liability or obligation on the part of Dakota, JR, New Holdco, Merger Sub 1 or Merger Sub 2; provided, that:

(a)Section 6.9 (Announcements), this Section 7.2, Section 7.3 (Fees and Expenses), Section 8.4 (Amendment or Supplement), Section 8.5 (Extension of Time; Waiver) and Article IX shall survive the termination hereof;

(b)Dakota and JR may have liability as provided in Section 7.3; and

(c)no such termination shall relieve any party from any liability or damages resulting from a willful and material breach of any of its representations, warranties, covenants or agreements set forth in this Agreement or fraud, in which case the non-breaching party shall be entitled to all rights and remedies available at Law or in equity.

Section 8.3 Fees and Expenses. All fees and expenses incurred in connection with this Agreement, the Mergers and the other transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Mergers are consummated.

Section 8.4 Amendment or Supplement. Subject to the limitations set forth in NRS 92A.120(9), this Agreement may be amended, modified or supplemented by the parties by action taken or authorized by the Board of Directors of Dakota and the Board of Directors of JR at any time prior to the First Merger Effective Time; provided, that (a) after the JR Stockholder Approval has been obtained, no amendment shall be made that pursuant to applicable Law requires further approval or adoption by the stockholders of JR without such further approval or adoption and (b) after the Dakota Stockholder Approval has been obtained, no amendment shall be made that pursuant to applicable Law requires further approval or adoption by the stockholders of Dakota without such further approval or adoption. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each of the parties in interest at the time of the amendment.

Section 8.5 Extension of Time; Waiver. At any time prior to the First Merger Effective Time, the parties may, by action taken or authorized by the Board of Directors of Dakota and the Board of Directors of JR, to the extent permitted by applicable Law, (a) extend the time for the performance of any of the obligations or acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties set forth in this Agreement or any document delivered pursuant hereto or (c) subject to applicable Law, waive compliance with any of the agreements or conditions of the other parties contained herein; provided, that after Dakota Stockholder Approval has been obtained, no waiver may be made that pursuant to applicable Law requires further approval or adoption by the stockholders of Dakota without such further approval or adoption. Any agreement on the part of a party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder.

ARTICLE IX.

GENERAL PROVISIONS

Section 9.1 Nonsurvival of Representations and Warranties. None of the representations, warranties, covenants, obligations or agreements in this Agreement or in any certificate or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations or agreements shall survive the Effective Time, other than those covenants or agreements of the parties which by their terms apply, or are to be performed in whole or in part, after the Effective Time.

Section 9.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by e-mail transmitted prior to 5:00 pm ET, upon non-automatic written confirmation of receipt by e-mail or otherwise (and, if transmitted after 5:00 pm ET, on the following Business Day), (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth (5th) Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

If to if to Dakota, New Holdco (prior to the Closing),

Merger Sub 1 or Merger Sub 2, to:

Dakota Territory Resource Corp.

106 Glendale Dr., Suite A

Lead, S.D. 57754

E-mail: JAberle@gold-sd.com

Attention: Gerald Aberle

With a copy (which shall not constitute notice) to: Skadden, Arps, Slate, Meagher & Flom LLP One Manhattan West New York, New York E-mail: michael.hong@skadden.com Attention: Michael Hong

If if to JR, New Holdco (prior to or after the Closing),

Merger Sub 1, Merger Sub 2, the First Surviving Corporation

or the Second Surviving Corporation, to:

JR Resources Corp.

1588-609 Granville Street

Vancouver, BC, V7Y 1H4

E-mail: DCherniak@gold-sd.com

Attention: Daniel Cherniak

With a copy (which shall not constitute notice) to:

Dorsey & Whitney LLP

TD Canada Trust Tower

Brookfield Place, 161 Bay Street, Suite 4310| Toronto, ON M5J 2S1 Canada

E-mail: raymer.richard@dorsey.com

Attention: Richard Raymer

Section 9.3 Interpretation. When a reference is made in this Agreement to a Section, Article, Exhibit or Schedule such reference shall be to a Section, Article, Exhibit or Schedule of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement or in any Exhibit or Schedule are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement. Where a word is defined herein, references to the singular shall include references to the plural and vice versa. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth herein. The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to the Agreement as a whole and not to any particular provision in this Agreement. The term “or” is not exclusive. The word “will” shall be construed to have the same meaning and effect as the word “shall.” References to days mean calendar days unless otherwise specified. A reference to any party to this Agreement or any other agreement or document shall include such party's successors and permitted assigns. The phrase “to the extent” shall mean the degree to which a subject or other matter extends, and such phrase shall not simply mean “if.” When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded and if the last day of such period is not a Business Day, the period shall end on the next succeeding Business Day. Each reference to any contract shall be to such contract as amended, supplemented, waived or otherwise modified from time to time. Each reference to a Law, statute, regulation or other government rule is to it as amended from time to time and, as applicable, is to corresponding provisions of successor Laws, statutes, regulations or other government rules. No summary of this Agreement prepared by a party, in a document filed with or furnished to the SEC or otherwise, shall affect the meaning or interpretation of this Agreement.

Section 9.4 Entire Agreement. This Agreement (including the Exhibits hereto) and the other agreements and instruments referenced herein constitute the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the parties with respect to the subject matter hereof and thereof, provided that, the parties agree and acknowledge that the obligations of Dakota and JR pursuant to the Purchase Agreement shall remain in full force and effect until terminated in accordance with the terms thereunder.

Section 9.5 No Third Party Beneficiaries.

(a)Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement, except as provided in Section 6.8.

(b)The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance with Section 8.50 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, Persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

Section 9.6 Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Nevada, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Nevada.

Section 9.7 Submission to Jurisdiction. Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any party or its Affiliates against any other party or its Affiliates shall be brought and determined in the state courts in the city of Deadwood, County of Lawrence, South Dakota, and in federal courts in the city of Rapid City, County of Pennington, South Dakota. Each of the parties hereby irrevocably submits to the jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

Section 9.8 Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of Law or otherwise, by any party without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

Section 9.9 Specific Performance. The parties agree that irreparable damage would occur in the event that the parties hereto do not perform the provisions of this Agreement in accordance with its terms or otherwise breach such provisions. Accordingly, prior to any termination of this Agreement pursuant to Section 7.1, the parties acknowledge and agree that each party shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the state courts in the city of Deadwood, County of Lawrence, South Dakota, and in federal courts in the city of Rapid City, County of Pennington, South Dakota, this being in addition to any other remedy to which such party is entitled at Law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at Law would be adequate and (b) any requirement under any Law to post security as a prerequisite to obtaining equitable relief.

Section 9.10 Currency. All references to “$” in this Agreement refer to United States dollars, which is the currency used for all purposes in this Agreement.

Section 9.11 Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

Section 9.12 Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 9.13 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

Section 9.14 Facsimile or .pdf Signature. This Agreement may be executed by facsimile or .pdf signature and a facsimile or .pdf signature shall constitute an original for all purposes.

Section 9.15 No Presumption Against Drafting Party. Each of Dakota, New Holdco, Merger Sub 1, Merger Sub 2 and JR acknowledges that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of Law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

Section 9.16 Non-Recourse. Except to the extent otherwise set forth in any document, certificate or instrument delivered in connection with this Agreement or the transactions contemplated hereunder (such document, certificate or instrument, an “Ancillary Agreement”), all claims, obligations, liabilities, or causes of action (whether in contract or in tort, in Law or in equity, or granted by statute) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to (a) this Agreement or any Ancillary Agreement, (b) the negotiation, execution or performance of this Agreement or any Ancillary Agreement (including any representation or warranty made in, in connection with, or as an inducement to this Agreement or any Ancillary Agreement), (c) any breach or violation of this Agreement or any Ancillary Agreement and (d) the failure of the transactions contemplated hereunder to be consummated, in each case, may be made by the parties hereto only against (and such representations and warranties are those solely of) the Persons that are expressly identified as parties hereto or thereto, as applicable (the “Contracting Parties”). No Person who is not a Contracting Party, including any current, former or future director, officer, employee, incorporator, member, partner, manager, stockholder, Affiliate, or assignee of any Contracting Party, or any current, former or future director, officer, employee, incorporator, member, partner, manager, stockholder, Affiliate, or assignee of any of the foregoing (collectively, the “Nonparty Affiliates”), shall have any Liability (whether in contract or in tort, in Law or in equity, or granted by statute) for any claims, causes of action, obligations, or liabilities arising under, out of, in connection with, or related in any manner to the items in the immediately preceding clauses (a) through (d), and, to the maximum extent permitted by Law, each Contracting Party hereby waives and releases all such liabilities, claims, causes of action, and obligations against any such Nonparty Affiliates of another Contracting Party. Without limiting the foregoing, to the maximum extent permitted by Law (other than as set forth in any applicable Ancillary Agreement), (i) each Contracting Party hereby waives and releases any and all rights, claims, demands, or causes of action that may otherwise be available at Law or in equity, or granted by statute, to avoid or disregard the entity form of a Contracting Party or otherwise impose liability of a Contracting Party on any other Contracting Party’s Nonparty Affiliate in respect of this Agreement or any Ancillary Agreement, whether granted by statute or based on theories of equity, agency, control, instrumentality, alter ego, domination, sham, single business enterprise, piercing the veil, unfairness, undercapitalization, or otherwise; and (ii) each Contracting Party disclaims any reliance upon any other Contracting Party’s Nonparty Affiliates with respect to the performance of this Agreement or any Ancillary Agreement or any representation or warranty made in, in connection with, or as an inducement to this Agreement or any Ancillary Agreement.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

DAKOTA TERRITORY RESOURCE CORP.

By:	“Jonathan Awde”
Jonathan Awde
Chief Executive Officer
DAKOTA MERGER SUB 1 INC.

By:	“Jonathan Awde”
Jonathan Awde
Chief Executive Officer
DAKOTA MERGER SUB 2 INC.

By:	“Jonathan Awde”
Jonathan Awde
Chief Executive Officer
JR RESOURCES CORP.

By:	“Jonathan Awde”
Jonathan Awde
Chief Executive Officer

DAKOTA HOLDCO CORP.

By:	“Jonathan Awde”
Jonathan Awde
Chief Executive Officer

SCHEDULE “B”

CANADIAN ACCREDITED INVESTOR STAUTS CERTIFICATE

TO BE COMPLETED BY CANADIAN SUBSCRIBERS.

The categories listed herein contain certain specifically defined terms. If you are unsure as to the meanings of those terms, or are unsure as to the applicability of any category below, please contact your broker and/or legal advisor before completing this certificate.

TO: DAKOTA TERRITORY RESOURCE CORP. (the “Corporation”)

In connection with the purchase by the undersigned Subscriber of the Common Stock, the Subscriber, on its own behalf or on behalf of each Disclosed Principal for whom the Subscriber is acting (collectively, the “Subscriber”), hereby represents, warrants, covenants and certifies to the Corporation (and acknowledges that the Corporation and its counsel are relying thereon) that:

(a)the Subscriber is resident in or otherwise subject to the securities laws of one of the Provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, Québec, New Brunswick, Nova Scotia, Prince Edward Island or Newfoundland and Labrador;

(b)the Subscriber is purchasing the Common Stock as principal for its own account and not for the benefit of any other person or is deemed to be purchasing as principal pursuant to NI 45-106;

(c)the Subscriber is an “accredited investor” within the meaning of NI 45-106 or Section 73.3 of the Securities Act (Ontario) on the basis that the Subscriber fits within one of the categories of an “accredited investor” reproduced below beside which the Subscriber has indicated the undersigned belongs to such category;

(d)the Subscriber was not created or used solely to purchase or hold securities as an accredited investor as described in paragraph (m) below;

(e)if the Subscriber is purchasing under category (j), (k) or (l) below, it has completed and signed Exhibit “I” attached hereto; and

(f)upon execution of this Schedule “B” by the Subscriber (and if applicable, Exhibit “I” to Schedule “B”), this Schedule “B” (and if applicable, Exhibit “I” to Schedule “B”) shall be incorporated into and form a part of the Subscription Agreement to which this Schedule “B” is attached.

(PLEASE CHECK THE BOX OF THE APPLICABLE CATEGORY OF ACCREDITED INVESTOR)

[ ]	(a)	(i) except in Ontario, a Canadian financial institution, or a Schedule III bank; or

(ii) in Ontario, a financial institution that is (A) a bank listed in Schedule I, II or III of the Bank Act (Canada); (B) an association to which the Cooperative Credit Associations Act (Canada) applies or a central cooperative credit society for which an order has been made under subsection 473(1) of that Act; or (C) a loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative or credit union league or federation that is authorized by a statute of Canada or Ontario to carry on business in Canada or Ontario, as the case may be;

[ ]	(b)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);

[ ]	(c)

a subsidiary of any person or company referred to in paragraphs (a) or (b), if the person or company owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

[ ]	(d)

a person or company registered under the securities legislation of a jurisdiction (province or territory) of Canada as an adviser or dealer (or in Ontario, except as otherwise prescribed by the regulations under the Securities Act (Ontario));

[ ]	(e)	an individual registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d);

[ ]	(e.1)

an individual formerly registered under the securities legislation of a jurisdiction of Canada, other than an individual formerly registered solely as a representative of a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador);

[ ]	(f)	the Government of Canada or a jurisdiction (province or territory) of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada;

[ ]	(g)

a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec;

[ ]	(h)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;

[ ]	(i)

a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada), a pension commission or similar regulatory authority of a jurisdiction (province or territory) of Canada;

[ ]	(j)

an individual who, either alone or with a spouse, beneficially owns financial assets having an aggregate realizable value that, before taxes, but net of any related liabilities, exceeds C$1,000,000 (completion of Exhibit “I” is also required);

[ ]	(j.1)	an individual who beneficially owns financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds C$5,000,000;

[ ]	(k)

an individual whose net income before taxes exceeded $200,000 in each of the two most recent calendar years or whose net income before taxes combined with that of a spouse exceeded C$300,000 in each of the two most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year (completion of Exhibit “I” is also required);

[ ]	(l)	an individual who, either alone or with a spouse, has net assets of at least C$5,000,000 (completion of Exhibit “I” is also required);

[ ]	(m)	a person, other than an individual or investment fund, that has net assets of at least C$5,000,000 as shown on its most recently prepared financial statements;

[ ]	(n)

an investment fund that distributes or has distributed its securities only to (i) a person that is or was an accredited investor at the time of the distribution, (ii) a person that acquires or acquired securities in the circumstances referred to in sections 2.10 [Minimum amount investment] or 2.19 [Additional investment in investment funds] of NI 45-106, or (iii) a person described in sub-paragraph (i) or (ii) that acquires or acquired securities under section 2.18 [Investment fund reinvestment] of NI 45-106;

[ ]	(o)

an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt;

[ ]	(p)

a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be;

[ ]	(q)

a person acting on behalf of a fully managed account managed by that person, if that person is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction;

[ ]	(r)

a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded;

[ ]	(s)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function;

[ ]	(t)

a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors;

[ ]	(u)	an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser;

[ ]	(v)	a person that is recognized or designated by the securities regulatory authority or, except in Ontario or Québec, the regulator as an accredited investor;

[ ]	(w)

a trust established by an accredited investor for the benefit of the accredited investor’s family members of which a majority of the trustees are accredited investors and all of the beneficiaries are the accredited investor’s spouse, a former spouse of the accredited investor or a parent, grandparent, brother, sister, child or grandchild of that accredited investor, of that accredited investor’s spouse or of that accredited investor’s former spouse; or

[ ]	(x)	in Ontario, such other persons or companies as may be prescribed by the regulations under the Securities Act (Ontario).
***If checking this category (x), please provide a description of how this requirement is met.

For the purposes hereof, the following definitions are included for convenience:

(a)“bank” means a bank named in Schedule I or II of the Bank Act (Canada);

(b)“Canadian financial institution” means (i) an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act, or (ii) a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;

(c)“company” means any corporation, incorporated association, incorporated syndicate or other incorporated organization;

(d)“eligibility adviser” means:

(i)a person that is registered as an investment dealer and authorized to give advice with respect to the type of security being distributed, and

(ii)in Saskatchewan or Manitoba, also means a lawyer who is a practicing member in good standing with a law society of a jurisdiction of Canada or a public accountant who is a member in good standing of an institute or association of chartered accountants, certified general accountants or certified management accountants in a jurisdiction of Canada provided that the lawyer or public accountant must not

(A)have a professional, business or personal relationship with the issuer, or any of its directors, executive officer, founders, or control persons, and

(B)have acted for or been retained personally or otherwise as an employee, executive officer, director, associate or partner of a person that has acted for or been retained by the issuer or any of its directors, executive officers, founders or control persons within the previous 12 months;

(e)“executive officer” means, for an issuer, an individual who is: (i) a chair, vice-chair or president, (ii) a vice-president in charge of a principal business unit, division or function including sales, finance or production, or (iii) performing a policy-making function in respect of the issuer;

(f)“financial assets” means (i) cash, (ii) securities, or (iii) a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

(g)“fully managed account” means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction;

(h)“investment fund” has the same meaning as in National Instrument 81-106 Investment Fund Continuous Disclosure;

(i)“person” includes: (i) an individual, (ii) a corporation, (iii) a partnership, trust, fund and an association, syndicate, organization or other organized group of persons whether incorporated or not, and (iv) an individual or other person in that person’s capacity as a trustee, executor, administrator or personal or other legal representative.

(j)“related liabilities” means (i) liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or (ii) liabilities that are secured by financial assets;

(k)“Schedule III bank” means an authorized foreign bank named in Schedule III of the Bank Act (Canada);

(l)“spouse” means, an individual who, (i) is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual, (ii) is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or (iii) in Alberta, is an individual referred to in paragraph (i) or (ii), or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta); and

(m)“subsidiary” means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary.

In NI 45-106 a person or company is an affiliate of another person or company if one of them is a subsidiary of the other, or if each of them is controlled by the same person.

In NI 45-106 and except in Part 2 Division 4 (Employee, Executive Officer, Director and Consultant Exemption) of NI 45-106, a person (first person) is considered to control another person (second person) if (a) the first person, beneficially owns or directly or indirectly exercises control or direction over securities of the second person carrying votes which, if exercised, would entitle the first person to elect a majority of the directors of the second person, unless that first person holds the voting securities only to secure an obligation, (b) the second person is a partnership, other than a limited partnership, and the first person holds more than 50% of the interests of the partnership, or (c) the second person is a limited partnership and the general partner of the limited partnership is the first person.

The foregoing representations contained in this certificate are true and accurate as of the date of this certificate and will be true and accurate as of the Closing Time (as defined in the Subscription Agreement to which this Schedule “B” is attached) and the Subscriber acknowledges that this Canadian Accredited Investor Status Certificate is incorporated into and forms a part of the Subscription Agreement to which it is attached. If any such representations shall not be true and accurate prior to the Closing Time, the undersigned shall give immediate written notice of such fact to the Corporation prior to the Closing Time.

Dated:	Signed:

Witness (If Subscriber is an Individual)	Print the name of Subscriber

Print Name of Witness	If Subscriber is a corporation,
print name and title of Authorized Signing Officer

EXHIBIT “I” TO SCHEDULE “B”

FORM FOR INDIVIDUAL ACCREDITED INVESTORS

THIS “EXHIBIT A” TO SCHEDULE “B” IS TO BE COMPLETED BY ACCREDITED INVESTORS WHO ARE INDIVIDUALS SUBSCRIBING UNDER CATEGORIES (J), (K) OR (L) IN SCHEDULE “B” TO WHICH THIS EXHIBIT “I” IS ATTACHED.

WARNING!
This investment is risky. Don’t invest unless you can afford to lose all the money you pay for this investment.

SECTION 1 TO BE COMPLETED BY THE ISSUER OR SELLING SECURITY HOLDER
1. About your investment
Type of securities: Common Stock	Issuer: DAKOTA TERRITORY RESOURCE CORP.
Purchased from: Issuer
SECTIONS 2 TO 4 TO BE COMPLETED BY THE PURCHASER
2. Risk acknowledgement
This investment is risky. Initial that you understand that:	Your Initials
Risk of loss - You could lose your entire investment of US$ _____________ . [Instruction: Insert the total dollar amount of the investment.]
Liquidity risk - You may not be able to sell your investment quickly - or at all.
Lack of information - You may receive little or no information about your investment.

Lack of advice - You will not receive advice from the salesperson about whether this investment is suitable for you unless the salesperson is registered. The salesperson is the person who meets with, or provides information to, you about making this investment. To check whether the salesperson is registered, go to www.aretheyregistered.ca.

3. Accredited investor status

You must meet at least one of the following criteria to be able to make this investment. Initial the statement that applies to you. (You may initial more than one statement.) The person identified in section 6 is responsible for ensuring that you meet the definition of accredited investor. That person, or the salesperson identified in section 5, can help you if you have questions about whether you meet these criteria.

Your initials

•Your net income before taxes was more than C$200,000 in each of the 2 most recent calendar years, and you expect it to be more than C$200,000 in the current calendar year. (You can find your net income before taxes on your personal income tax return.)

•Your net income before taxes combined with your spouse’s was more than C$300,000 in each of the 2 most recent calendar years, and you expect your combined net income before taxes to be more than C$300,000 in the current calendar year.

•Either alone or with your spouse, you own more than C$1 million in cash and securities, after subtracting any debt related to the cash and securities.
•Either alone or with your spouse, you have net assets worth more than C$5 million. (Your net assets are your total assets (including real estate) minus your total debt.)

4. Your name and signature
By signing this form, you confirm that you have read this form and you understand the risks of making this investment as identified in this form.
First and last name (please print):
Signature:	Date:
SECTION 5 TO BE COMPLETED BY THE SALESPERSON
5. Salesperson information

[Instruction: The salesperson is the person who meets with, or provides information to, the purchaser with respect to making this investment. That could include a representative of the issuer or selling security holder, a registrant or a person who is exempt from the registration requirement.]

First and last name of salesperson (please print):
Telephone:	Email:
Name of firm (if registered):
SECTION 6 TO BE COMPLETED BY THE ISSUER OR SELLING SECURITY HOLDER
6. For more information about this investment

Dakota Territory Resource Corp.

106 Glendale Drive, Suite A

Lead, South Dakota, 57754

Attention: Jonathan Awde

Email: jawde@gold-sd.com

For more information about prospectus exemptions, contact your local securities regulator. You can find contact information at www.securities-administrators.ca.

Form instructions:

1.This form does not mandate the use of a specific font size or style but the font must be legible.

2.The information in sections 1, 5 and 6 must be completed before the purchaser completes and signs the form.

3.The purchaser must sign this form. Each of the purchaser and the issuer or selling security holder must receive a copy of this form signed by the purchaser. The issuer or selling security holder is required to keep a copy of this form for 8 years after the distribution.

SCHEDULE “C”

INTERNATIONAL JURISDICTION CERTIFICATE

TO BE COMPLETED BY SUBSCRIBERS WHO ARE RESIDENT OUTSIDE OF CANADA AND THE UNITED STATES

Terms not otherwise defined herein will have the definition ascribed thereto in the Subscription Agreement to which this Schedule “C” is attached.

TO: DAKOTA TERRITORY RESOURCE CORP. (the “Corporation”)

In connection with the purchase by the undersigned Subscriber of the Common Stock, the Subscriber, on its own behalf or on behalf of each Disclosed Principal for whom the Subscriber is acting (collectively, the “Subscriber”), hereby represents, warrants, covenants and certifies to the Corporation (and acknowledges that the Corporation and its counsel are relying thereon) that:

(a)the Subscriber is knowledgeable of, or has been independently advised as to, the applicable Securities Laws of the securities regulators having application in the jurisdiction in which the Subscriber is resident which would apply to the acquisition of the Common Stock (the “International Jurisdiction”);

(b)the Subscriber is purchasing the Common Stock pursuant to exemptions from prospectus or equivalent requirements under applicable Securities Laws or, if such is not applicable, the Subscriber is permitted to purchase the Common Stock under the applicable Securities Laws of the securities regulators in the International Jurisdiction without the need to rely on any exemptions;

(c)the applicable Securities Laws of the authorities in the International Jurisdiction do not require the Corporation to make any filings or seek any approvals of any kind whatsoever from any securities regulator of any kind whatsoever in the International Jurisdiction in connection with the issue and sale or resale of the Common Stock;

(d)the purchase of the Common Stock by the Subscriber does not trigger:

(i)any obligation of the Corporation to prepare and file a prospectus, registration statement, offering memorandum or similar document, or any other report or notice with respect to such purchase in the International Jurisdiction;

(ii)any continuous disclosure reporting obligation of the Corporation in the International Jurisdiction; or

(iii)any registration or other similar obligation on the part of the Corporation in the International Jurisdiction;

(e)the distribution of the Common Stock to the Subscriber by the Corporation complies with the laws of the International Jurisdiction;

(f)the Subscriber will, if requested by the Corporation, deliver to the Corporation a certificate or opinion of local counsel from the International Jurisdiction which will confirm the matters referred to in paragraphs (b), (c), (d) and (e) above to the satisfaction of the Corporation, acting reasonably; and

(g)the Subscriber will not sell, transfer or dispose of the Common Stock except in accordance with all applicable Securities Laws of the securities regulators in the International Jurisdiction and the Subscriber acknowledges that the Corporation shall have no obligation to register any purported sale, transfer or disposition.

The foregoing representations, warranties, covenants and certifications contained in this certificate are true and accurate as of the date of this certificate and will be true and accurate as of the Closing Time (as defined in the Subscription Agreement to which this Schedule “C” is attached) and the Subscriber acknowledges that this international jurisdiction certificate is incorporated into and forms a part of the Subscription Agreement to which it is attached. If any such representations, warranties and certifications shall not be true and accurate prior to the Closing Time, the undersigned shall give immediate written notice of such fact to the Corporation prior to the Closing Time.

Dated:	Signed:

Witness (If Subscriber is an Individual)	Print the name of Subscriber

Print Name of Witness	If Subscriber is a corporation,
print name and title of Authorized Signatory

C-1

SCHEDULE “D”

U.S. ACCREDITED INVESTOR CERTIFICATE

Subscribers that are U.S. Accredited Investors must review and complete the following U.S. Accredited Investor Certificate.

Terms not otherwise defined herein will have the definition ascribed thereto in the Subscription Agreement to which this Schedule “D” is attached.

TO:DAKOTA TERRITORY RESOURCE CORP. (the “Corporation”)

The undersigned (the “Subscriber”), on behalf of itself and any Disclosed Principal, represents, warrants and covenants (which representations, warranties and covenants shall survive the Closing) to and with the Corporation and acknowledges that the Corporation is relying thereon that:

(a)it (and any Disclosed Principal), alone or with the assistance of its professional advisors, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Common Stock and is able, without impairing its financial condition, to hold the Common Stock for an indefinite period of time and to bear the economic risks, and withstand a complete loss, of such investment;

(b)it (and any Disclosed Principal) acknowledges that the Common Stock have not been and will not be registered under the U.S. Securities Act or the securities laws of any state of the United States, and will, therefore, be “restricted securities”, as such term is defined under Rule 144(a)(3) under the U.S. Securities Act, and that the offer and sale of the Common Stock to it will be made in reliance upon an exemption from registration available to the Corporation pursuant to Rule 506(b) of Regulation D under the U.S. Securities Act;

(c)it is purchasing the Common Stock for its own account, or for the account of another U.S. Accredited Investor over which it exercises sole investment discretion, for investment purposes only and not with a view to resale or distribution and, in particular, it has no intention to distribute either directly or indirectly any of the Common Stock in the United States or to, or for the account or benefit of, U.S. Persons; provided, however, that this paragraph shall not restrict the Subscriber (and any Disclosed Principal) from selling or otherwise disposing of any of the Common Stock pursuant to a registration statement effective under the U.S. Securities Act and any applicable state securities laws or under an exemption from such registration requirements;

(d)it (and any Disclosed Principal) is a U.S. Accredited Investor that satisfies one or more of the categories of U.S. Accredited Investor indicated below (the Subscriber must mark “S” for the Subscriber and “DP” for the Disclosed Principal on the appropriate line(s)):

Category 1.	A bank, as defined in section 3(a)(2) of the U.S. Securities Act, whether acting in its individual or fiduciary capacity; or

Category 2.	A savings and loan association or other institution as defined in section 3(a)(5)(A) of the U.S. Securities Act, whether acting in its individual or fiduciary capacity; or

Category 3.	A broker or dealer registered pursuant to section 15 of the United States Securities Exchange Act of 1934, as amended; or

Category 4.	An insurance company as defined in section 2(a)(13) of the U.S. Securities Act; or

Category 5.	An investment company registered under the United States Investment Company Act of 1940, as amended; or

Category 6.	A business development company as defined in section 2(a)(48) of the United States Investment Company Act of 1940, as amended; or

Category 7.	A small business investment company licensed by the U.S. Small Business Administration under section 301 (c) or (d) of the United States Small Business Investment Act of 1958, as amended; or

Category 8.

A plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with total assets in excess of U.S.$5,000,000; or

Category 9.

An employee benefit plan within the meaning of the United States Employee Retirement Income Security Act of 1974, as amended, in which the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or an employee benefit plan with total assets in excess of U.S. $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons who are accredited investors; or

Category 10.	A private business development company as defined in section 202(a)(22) of the United States Investment Advisers Act of 1940, as amended; or

Category 11.

An organization described in section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of U.S.$5,000,000; or

Category 12.	Any director or executive officer of the Corporation; or

Category 13.	A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of this purchase exceeds U.S.$1,000,000;

Note:

(i) person’s primary residence shall not be included as an asset;

(ii) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of the sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and

(ii) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability; or

Category 14.

A natural person who had an individual income in excess of U.S.$200,000 in each of the two most recent years or joint income with that person’s spouse in excess of U.S.$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

Category 15.

A trust, with total assets in excess of U.S.$5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the U.S. Securities Act; or

Category 16.	Any entity in which all of the equity owners meet the requirements of at least one of the above categories;

(e)it (and any Disclosed Principal) has not purchased the Common Stock as a result of any form of “general solicitation” or “general advertising” (as used in Rule 502(c) of Regulation D), including, without limitation, any advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, television or internet or any seminar or meeting whose attendees have been invited by “general solicitation” or “general advertising”;

(f)it (and any Disclosed Principal) agrees that if it decides to offer, sell, pledge or otherwise transfer any of the Common Stock, it will not offer, sell, pledge or otherwise transfer any of such securities, directly or indirectly, unless the transfer is:

(i)pursuant to a registration statement effective under the U.S. Securities Act and applicable state securities laws; or

(ii)pursuant to an exemption from registration under the U.S. Securities Act;

and, in either case, it has furnished to the Corporation an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Corporation to such effect;

(g)the Common Stock purchased hereunder will be represented by physical or electronic certificates and it understands and acknowledges that upon the original issuance thereof, and until such time as the same is no longer required under applicable requirements of the U.S. Securities Act or applicable state securities laws, certificates representing such securities and all certificates issued in exchange therefore or in substitution thereof, will bear the legends set forth in the Subscription Agreement;

(h)it (and any Disclosed Principal) has had the opportunity to ask questions of and receive answers from the Corporation regarding the investment, and has received all the information regarding the Corporation that it has requested;

(i)it (and any Disclosed Principal) has had access to such information concerning the Corporation as it has considered necessary or appropriate in connection with its investment decision to acquire the Common Stock;

(j)it (and any Disclosed Principal) is aware that (i) purchasing, holding and disposing of the Common Stock may have tax consequences under the laws of the United States, (ii) the tax consequences for prospective investors who are resident in, or citizens of, the United States are not described in this Subscription Agreement, and (iii) it is solely responsible for determining the tax consequences applicable to its particular circumstances and should consult its own tax advisors concerning investment in the Common Stock; and

(k)it (and any Disclosed Principal) acknowledges that the representations, warranties and covenants contained in this Schedule “D” are made by it with the intent that they may be relied upon by the Corporation in determining its eligibility to purchase the Common Stock. It (and any Disclosed Principal) agrees that by accepting the Common Stock, it shall be representing and warranting that the representations and warranties above are true as at the Closing and that they shall survive the purchase by it of the Common Stock and shall continue in full force and effect notwithstanding any subsequent disposition by it of the Common Stock.

The Subscriber undertakes to notify the Corporation immediately of any change in any representation, warranty or other information relating to the Subscriber (and any Disclosed Principal) set forth herein which takes place prior to the Closing.

If a Corporation, Partnership or Other Entity:	If an Individual:

Name of Entity	Signature

Type of Entity	Print or Type Name

Signature of Person Signing

Print or Type Name and Title of Person Signing

SCHEDULE “E”

CONTACT INFORMATION FOR CANADIAN SECURITIES COMMISSIONS

Alberta Securities Commission

Suite 600, 250 – 5th Street SW

Calgary, Alberta T2P 0R4

Telephone: (403) 297-6454

Toll free in Canada: 1-877-355-0585

Facsimile: (403) 297-2082

Public official contact regarding indirect collection of information: FOIP Coordinator

Government of Nunavut Department of Justice Legal Registries Division P.O. Box 1000, Station 570 1st Floor, Brown Building Iqaluit, Nunavut X0A 0H0 Telephone: (867) 975-6590 Facsimile: (867) 975-6594

British Columbia Securities Commission

P.O. Box 10142, Pacific Centre

701 West Georgia Street

Vancouver, British Columbia V7Y 1L2

Inquiries: (604) 899-6854

Toll free in Canada: 1-800-373-6393

Facsimile: (604) 899-6581

Email: inquiries@bcsc.bc.ca

Email (regarding indirect collection of information):

FOI-privacy@bcsc.bc.ca

Public official contact regarding indirect collection of information: FOI Inquiries

Ontario Securities Commission

20 Queen Street West, 22nd Floor

Toronto, Ontario M5H 3S8

Telephone: (416) 593- 8314

Toll free in Canada: 1-877-785-1555

Facsimile: (416) 593-8122

Email: exemptmarketfilings@osc.gov.on.ca

Public official contact regarding indirect collection of information: Inquiries Officer

The Manitoba Securities Commission

500 – 400 St. Mary Avenue

Winnipeg, Manitoba R3C 4K5

Telephone: (204) 945-2548

Toll free in Manitoba 1-800-655-5244

Facsimile: (204) 945-0330

Public official contact regarding indirect collection of information: Director

Prince Edward Island Securities Office

95 Rochford Street, 4th Floor Shaw Building

P.O. Box 2000

Charlottetown, Prince Edward Island C1A 7N8

Telephone: (902) 368-4569

Facsimile: (902) 368-5283

Public official contact regarding indirect collection of information: Superintendent of Securities

Financial and Consumer Services Commission

(New Brunswick)

85 Charlotte Street, Suite 300

Saint John, New Brunswick E2L 2J2

Telephone: (506) 658-3060

Toll free in Canada: 1-866-933-2222

Facsimile: (506) 658-3059

Email: info@fcnb.ca

Public official contact regarding indirect collection of information: Chief Executive Officer and Privacy Officer

Autorité des marchés financiers

800, Square Victoria, 22e étage

C.P. 246, Tour de la Bourse

Montréal, Québec H4Z 1G3

Telephone: (514) 395-0337 or 1-877-525-0337

Facsimile: (514) 873-6155 (For filing purposes only)

Facsimile: (514) 864-6381 (For privacy requests only)

Email: financementdessocietes@lautorite.qc.ca

(For corporate finance issuers); fonds_dinvestissement@lautorite.qc.ca

(For investment fund issuers)

Public official contact regarding indirect collection of information: Secrétaire générale

Government of Newfoundland and Labrador

Financial Services Regulation Division

P.O. Box 8700

Confederation Building

2nd Floor, West Block

Prince Philip Drive

St. John’s, Newfoundland and Labrador A1B 4J6

Attention: Director of Securities

Telephone: (709) 729-4189

Facsimile: (709) 729-6187

Public official contact regarding indirect collection of information: Superintendent of Securities

Financial and Consumer Affairs Authority of Saskatchewan

Suite 601 - 1919 Saskatchewan Drive

Regina, Saskatchewan S4P 4H2

Telephone: (306) 787-5879

Facsimile: (306) 787-5899

Public official contact regarding indirect collection of information: Director

E-1

Government of the Northwest Territories

Office of the Superintendent of Securities

P.O. Box 1320

Yellowknife, Northwest Territories X1A 2L9

Attention: Deputy Superintendent, Legal & Enforcement

Telephone: (867) 920-8984

Facsimile: (867) 873-0243

Government of Yukon Department of Community Services Law Centre, 3rd Floor 2130 Second Avenue Whitehorse, Yukon Y1A 5H6 Telephone: (867) 667-5314 Facsimile: (867) 393-6251

Nova Scotia Securities Commission

Suite 400, 5251 Duke Street

Duke Tower

P.O. Box 458

Halifax, Nova Scotia B3J 2P8

Telephone: (902) 424-7768

Facsimile: (902) 424-4625

Public official contact regarding indirect collection of information: Executive Director

E-2

SCHEDULE “F”

ACCOUNT INFORMATION FOR FUNDS

Please ask the Company for wire instructions or confirmation of other payment methods.

F-1